UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

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EAGLE MATERIALS INC.

3811 Turtle Creek Blvd, Suite 1100

Dallas, Texas 75219-4487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 6, 2009

To the Stockholders of Eagle Materials Inc.:

The annual meeting of stockholders of Eagle Materials Inc., which we refer to as the “Company,” will be held at the Sheraton Suites Market Center, located at 2101 North Stemmons Freeway, Dallas, Texas 75207 at 8:00 a.m., local time, on Thursday, August 6, 2009. At the meeting, stockholders will vote on:

(1)	Election of Directors. Election of the two Class III directors identified in the accompanying proxy statement, each to hold office for three years.

(2)	Re-approval of the Material Terms of the Performance Goals under our Incentive Plan. Re-approval of the material terms of the performance goals under our Incentive Plan in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code.

(3)	Approval of an Amendment to Increase the Shares Available under our Incentive Plan. Approval of an amendment to increase the number of shares available for award under our Incentive Plan.

(4)	Approval of the Expected Appointment of Ernst & Young LLP. Approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010.

(5)	Other Business. Any other matters properly brought before the annual meeting, or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on June 10, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of the Company’s common stock, par value $0.01 per share, which we refer to as our “Common Stock,” at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A list of holders of Common Stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at the executive offices of the Company located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487 (telephone: (214) 432-2000).

You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please vote through the Internet or by telephone or fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in your proxy, but if any proxies that are signed and returned to us do not specify a vote on any proposal, such proxies will be voted “for” the matters set forth in items (1), (2), (3) and (4) above.

By Order of the Board of Directors

JAMES H. GRAASS Executive Vice President, General Counsel and Secretary

Dallas, Texas

June 26, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2009.

Our proxy statement and 2009 annual report to stockholders

are available to you on the Internet at www.proxyvote.com.

2

EAGLE MATERIALS INC.

3811 Turtle Creek Blvd., Suite 1100

Dallas, Texas 75219-4487

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Eagle Materials Inc., which we refer to as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. References to our “Board of Directors” or “Board” refer to the Board of Directors of the Company. This proxy statement and accompanying proxy were first mailed to our stockholders on or about June 26, 2009.

Date, Time and Place of the Annual Meeting

The 2009 annual meeting of our stockholders will be held at the Sheraton Suites Market Center, located at 2101 North Stemmons Freeway, Dallas, Texas 75207 at 8:00 a.m., local time, on Thursday, August 6, 2009.

Purposes of the Annual Meeting and Recommendations of our Board of Directors

At the meeting, action will be taken upon the following matters:

(1)	Election of Directors. Stockholders will be asked to elect the two Class III directors identified in this proxy statement, each to hold office for a term of three years.

Our Board of Directors recommends that you vote “for” the election of its two nominees for director named in this proxy statement.

(2)	Re-approval of the Material Terms of the Performance Goals under our Incentive Plan. We are asking you to re-approve the material terms of the performance goals under the Eagle Materials Inc. Incentive Plan, which we refer to as our “Incentive Plan,” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.”

Our Board of Directors recommends that you vote “for” the re-approval of the material terms of the performance goals under our Incentive Plan.

(3)	Approval of an Amendment to Increase the Number of Shares Available under our Incentive Plan. We are asking you to approve an amendment to increase the number of shares available for award under our Incentive Plan.

Our Board of Directors recommends that you vote “for” the approval of an amendment to increase the number of shares available for award under our Incentive Plan.

(4)	Approval of the Expected Appointment of Ernst & Young LLP. We are asking you to approve the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010.

Our Board of Directors recommends that you vote “for” the approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010.

(5)	Other Business. In addition, you may be asked to vote upon such other matters, if any, as properly come before the annual meeting, or any adjournment thereof.

Our Board of Directors does not know of any matters to be acted upon at the meeting other than the matters set forth in items (1), (2), (3) and (4) above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2009.

Our proxy statement and 2009 annual report to stockholders

are available to you on the Internet at www.proxyvote.com.

ABOUT THE MEETING

Who Can Vote

The record date for the determination of holders of the Company’s Common Stock, par value $0.01 per share, which we refer to as our “Common Stock,” entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 10, 2009. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were 43,614,704 shares of our Common Stock issued and outstanding and entitled to vote at the meeting. Our stock transfer books will not be closed in connection with the meeting. Our Common Stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “EXP.”

How Proxies Will be Voted

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” election of the nominees for director named in the proxy, re-approval of the material terms of the performance goals under our Incentive Plan, approval of an amendment to increase the number of shares available for award under our Incentive Plan, and approval of the expected appointment of Ernst & Young LLP as our independent auditors. The Board does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.

Quorum and Required Vote

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of our capital stock entitled to vote on any matter shall constitute a quorum for purposes of such matter. The holders of Common Stock will be entitled to one vote per share on each matter that may properly be brought before the meeting or any adjournment thereof. There is no cumulative voting.

Proposal	Required Vote	Effect of Abstentions and Broker Non-Votes
Election of Directors	Plurality of votes cast	No effect on outcome of vote

Re-approval of the Material Terms of the Performance Goals under our Incentive Plan	Affirmative vote of a majority of votes cast	No effect on outcome of vote

Approval of an Amendment to Increase the Number of Shares Available under our Incentive Plan	Affirmative vote of a majority of votes cast; provided, that the votes cast represent over 50% of our outstanding Common Stock entitled to vote on the proposal	Same effect as votes against proposal

Approval of the Expected Appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2010	Affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting	Same effect as votes against proposal

Expenses of Soliciting Proxies

The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our Board by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder Communications, Inc., which will receive a fee of approximately $9,500, in addition to the reimbursement of out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission, or “SEC,” and the NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.

How You Can Vote

You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

PROPOSAL NO. 1: ELECTION OF DIRECTORS AND RELATED MATTERS

General

Our Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to our stockholders. The primary responsibilities of our Board include:

•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;

•	oversight of our strategic planning;

•	approval of all our material transactions and financings;

•	oversight of processes that are in place to promote compliance with law and high standards of business ethics;

•	advising management on major issues that may arise; and

•	evaluating the performance of the Board and its committees, and making appropriate changes where necessary.

Members of our Board of Directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class hold office for staggered terms of three years each. At present, we have three Class I directors, three Class II directors and three Class III directors. O.G. Dagnan has not been nominated for re-election as a Class III director, and his term will expire at the 2009 annual meeting. Our Board has determined that effective at the annual meeting (a) Class III shall consist of two directors, and (b) the Board shall consist of eight directors.

The following table shows the composition of our Board after the annual meeting, assuming the election of the proposed slate of director nominees:

Class	Directors

Class I: Term expires at the 2010 annual meeting and every three years thereafter	Robert L. Clarke Frank W. Maresh Steven R. Rowley

Class II: Term expires at the 2011 annual meeting and every three years thereafter	Laurence E. Hirsch Michael R. Nicolais Richard R. Stewart

Class III: Term expires at the 2012 annual meeting and every three years thereafter	F. William Barnett David W. Quinn

Director Independence

NYSE corporate governance rules require that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors has determined, upon the recommendation of our Corporate Governance and Nominating Committee, which we refer to as our “Governance Committee,” that all members of our Board of Directors, other than Mr. Rowley, are “independent” within the meaning of the independence requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and the corporate governance rules of the NYSE.

In determining that seven of our directors are “independent,” our Board of Directors considered the following facts:

•	Messrs. F. William Barnett, Robert L. Clarke, Frank W. Maresh and Richard R. Stewart have no relationship with the Company that potentially affects their independence.

•

From 1987 until his retirement in March 2002, Mr. David W. Quinn was an officer of Centex Corporation, our former parent, which we refer to as “Centex.” Because it has been over five years since his retirement as an officer of Centex and in light of the absence of any other material relationship with the Company (other than as a director of the Company), our Board of Directors has determined that Mr. Quinn has no material relationship with the Company.

•

From 1985 until his retirement in March 2004, Mr. Laurence E. Hirsch was an officer of Centex. Mr. Hirsch was also our interim Chief Executive Officer for approximately six months from April 2003 until September 2003 prior to the appointment of Mr. Rowley as Chief Executive Officer in September 2003. In addition, in the fall of 2008, Mr. Hirsch agreed to guarantee a loan that had been previously made to Mr. Rowley by a financial institution in the amount of approximately $1.8 million. Mr. Rowley’s loan is currently secured by an aggregate of 280,833 shares of our Common Stock that are owned by him. In considering the possible effect of the guarantee upon the independence of Mr. Hirsch, our Board considered the following factors: (1) the loan and the guarantee are transactions among Mr. Hirsch, Mr. Rowley and the financial institution making the loan, and the Company is not a party to and has no other involvement in such transactions; (2) given the fact that the loan is secured by shares of Common Stock held by Mr. Rowley, at the present time there appears to be a relatively small risk that Mr. Hirsch would be called upon to make any material payment in respect of this guarantee; and (3) Mr. Hirsch has advised the Board that the amount of the guarantee is not material to Mr. Hirsch. Based on these considerations and because it has been over five years since Mr. Hirsch retired from Centex or served as an officer of the Company on an interim basis, our Board determined that Mr. Hirsch has no material relationship with the Company (other than as a director of the Company).

•

Mr. Michael R. Nicolais entered into an employment relationship with a company owned by another member of our Board of Directors, Laurence E. Hirsch, in 2004. In particular, in April 2004, Mr. Nicolais accepted employment as president of Highlander Partners L.P., or “Highlander,” a private investment partnership of which Mr. Hirsch is the sole equity owner. In view of, among other things: (1) the fact that Mr. Nicolais has never served as an officer or employee of the Company or any of its parents or subsidiaries; (2) the employment relationship between Mr. Nicolais and Highlander commenced after the completion of the spin-off of the Company from Centex and after the date Mr. Hirsch retired as an executive officer and director of Centex; (3) the investment services provided by Mr. Nicolais to Highlander are largely unrelated to the Company (except to the extent that such services involve investment services relating to a portion of the shares of our Common Stock beneficially owned by Mr. Hirsch); and (4) the fact that, as described above, our Board of Directors has determined that Mr. Hirsch himself has no material relationship with the Company, our Board of Directors determined that Mr. Nicolais has no material relationship with the Company.

Nominees

Each of the nominees listed below is currently a member of our Board of Directors. Each of these nominees has been recommended for nomination by our Governance Committee (with Mr. Barnett abstaining as to his own nomination) after considering the criteria described below under the heading “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees. A plurality of votes cast by the holders of our Common Stock will be required to elect the nominees for director.

Recommendation of the Board

Our Board of Directors recommends that holders of Common Stock vote “for” the election of the nominees listed below to serve as Class III directors for a three-year term ending at our 2012 annual meeting of stockholders:

F. William Barnett

David W. Quinn

Set forth below is information about the nominees standing for election at our 2009 annual meeting, as well as our continuing directors whose terms of office do not expire at such annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors:

Nominees for Director Whose Terms Expire at our 2009 Annual Meeting

(Class III Directors)

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies

F. William Barnett	62	2003	Mr. Barnett retired in 2003 from his position as a Director in the Dallas office of McKinsey & Company, Inc., an international consulting firm, after 23 years of employment. He led the firm’s Strategy Practice. Mr. Barnett also served as a director of Papa Johns International, Inc. from 2003 until March 2009. Mr. Barnett is an Adjunct Professor at the Yale School of Management. Mr. Barnett currently chairs our Governance Committee.

David W. Quinn	67	1994	Mr. Quinn has been a member of our Board of Directors since 1994. Mr. Quinn is the chairman of the Audit Committee of our Board of Directors. He currently serves as a director of Centex, has previously served as Vice Chairman of the Board of Directors of Centex from May 1996 to March 2002, as Executive Vice President of Centex from February 1987 to May 1996, and Chief Financial Officer of Centex from February 1987 until June 1997 and again from October 1997 until May 2000.

Continuing Directors Whose Terms Expire at our 2010 Annual Meeting

(Class I Directors)

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies

Robert L. Clarke	66	1994	Mr. Clarke is a member of the Audit Committee and Compensation Committee of our Board of Directors. He was a partner in the law firm of Bracewell & Giuliani LLP (formerly known as Bracewell & Patterson) from 1971 to December 1985, returned to the firm as a partner in March 1992 and currently is a senior partner in that firm. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc., a consumer finance company, and a director of Stewart Information Services Corporation, a land title and property information services company.

Frank W. Maresh	70	2004	Mr. Maresh is a member of the Audit Committee and the Governance Committee of our Board of Directors. Mr. Maresh is a certified public accountant and currently works as a consultant and serves as a board member for several private enterprises. He is also a member of the board of directors of Argonaut Group, Inc., where he serves as chairman of the audit committee, and is a member of the internal audit committee of the University of Texas at Austin. From 1993 to 1999, Mr. Maresh served on the Texas State Board of Public Accountancy, first as Chairman of the Major Case Committee and then as Chairman of the Board. Prior to joining the Texas State Board of Public Accountancy, Mr. Maresh worked for KPMG from 1962 until 1993 in a variety of capacities, including Vice Chairman of the Board of Directors of that firm’s U.S. operations, as a member of KPMG’s firm-wide management committee, as Managing Partner of the Southwestern United States region and as Managing Partner of KPMG’s Houston office. Mr. Maresh graduated from the University of Texas with a masters in professional accounting.

Steven R. Rowley	56	2003	Mr. Rowley has been the Company’s President and Chief Executive Officer and a member of our Board of Directors since September 2003. Mr. Rowley is also a member of the Executive Committee of our Board of Directors. Mr. Rowley joined the Company in 1991 as a plant manager at its Nevada cement operations and subsequently became Executive Vice President of the Company’s Illinois Cement Company subsidiary in June of 1995. Mr. Rowley was named the Company’s Executive Vice President-Cement in 1998. In 2001, Mr. Rowley’s operational responsibilities were expanded to include concrete and aggregates. Mr. Rowley was the Company’s Chief Operating Officer from October 2002 until September 2003.

Continuing Directors Whose Terms Expire at our 2011 Annual Meeting

(Class II Directors)

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies

Laurence E. Hirsch	63	1985	Mr. Hirsch is chairman of Highlander, an investment partnership. He has served as chairman of our Board of Directors from July 1999 to the present and also served in that capacity from January 1994 through December 1997. He was our interim Chief Executive Officer from April 2003 through September 2003. Mr. Hirsch is a member of the Executive Committee of our Board of Directors. Until his retirement on March 31, 2004, Mr. Hirsch served Centex in various capacities, including as a director beginning in 1985, as Chief Executive Officer beginning in July 1988 and as chairman of its board of directors beginning in July 1991. Mr. Hirsch served as a director of Belo Corp. from August 1999 through January 2008. Mr. Hirsch currently serves as a director of A. H. Belo Corporation and of the Federal Home Loan Mortgage Corp. (Freddie Mac). Mr. Hirsch is also Chairman of the Center for European Policy Analysis.

Michael R. Nicolais	51	2001	In April 2004, Mr. Nicolais became president of Highlander. From August 2002 until March 2004, Mr. Nicolais served as managing director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office. Mr. Nicolais has been a member of our Board of Directors since 2001. He also serves as a member of the Compensation Committee and the Governance Committee.

Richard R. Stewart	59	2006	Mr. Stewart serves as chairman of the Compensation Committee of our Board of Directors. From 1998 until 2006 Mr. Stewart served as President and CEO of GE Aero Energy, a division of GE Power Systems and as an officer of General Electric Company. Mr. Stewart retired from General Electric in 2006. Mr. Stewart’s career at General Electric began in 1998 as a result of General Electric’s acquisition of the gas turbine business of Stewart & Stevenson Services, Inc. Mr. Stewart began his career at Stewart & Stevenson in 1972 and while at Stewart & Stevenson served in various positions including as Group President and member of the board of directors. Mr. Stewart also served as a director of Plug Power Inc. from July of 2003 to March of 2006. Mr. Stewart became a director of Kirby Corporation in 2008. Mr. Stewart holds a BBA in Finance from the University of Texas.

Board Meetings and Attendance Records

During the Company’s fiscal year ended March 31, 2009, our Board of Directors held four regularly scheduled meetings and two special meetings. During such fiscal year, all of the incumbent directors attended at least 75% of the meetings of the Board and committees of the Board on which they served. In accordance with our informal policy, we anticipate that all continuing directors and nominees will attend our 2009 annual stockholders meeting. Eight of our nine directors attended our 2008 annual meeting. We strongly encourage all directors to attend our stockholder meetings. Our non-employee directors (which currently constitute all our directors, except for Mr. Rowley) meet immediately after all Board meetings without management present. Mr. Hirsch presides at all executive sessions of the non-employee directors.

BOARD COMPENSATION

Board compensation is generally set for the next 12 months at our Board of Directors meeting following our annual meeting of stockholders. In August 2008, our Board of Directors approved a director compensation structure in which directors who are not employees of the Company or any of our subsidiaries received compensation for their services during the next 12 months by electing one of the following two compensation package alternatives: (1) total compensation valued at $150,000 per year, of which 50% is in the form of cash and 50% is in the form of an equity grant; or (2) total compensation valued at $170,000, of which 100% is in the form of an equity grant. The equity grant under either alternative is comprised of stock options to purchase Common Stock. In accordance with the terms of our Incentive Plan, the exercise price of the options is set at the average of the high and low price of the Common Stock on the NYSE on the date of grant. The number of option shares is determined by valuing the options on the date of grant using the Black-Scholes method. The options were fully exercisable beginning on the date of grant and have a seven-year term.

Each director (other than Mr. Stewart) holds restricted stock units, which we refer to as “RSUs,” granted in prior fiscal years as part of the equity component of director compensation. Under the terms of the RSUs, the directors are paid dividend equivalent units at any time we pay a cash dividend on our Common Stock.

For service as a Committee Chair for the period from August 2008 through July 2009, the Governance Committee Chair receives $10,000 per year. The Chair of the Audit Committee and the Chair of the Compensation Committee each receive $15,000 per year for chairing a Committee during such period. In addition, the Chairman of the Board receives $50,000 per year for his service as Chairman of the Board during such period. Each Committee Chair may elect to receive such fees in the form of equity comprised of stock options, in which case a 26.67% premium is added to such fee in valuing the number of options to be received by such Committee Chair. All directors are reimbursed for reasonable expenses of attending meetings. Directors who are employees of the Company or our subsidiaries receive no compensation for service on the Board of Directors.

Non-Employee Director Compensation for Fiscal Year 2009

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended March 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
F. William Barnett(3)	—	$14,661	$190,597	—	—	—	$205,258
Robert L. Clarke(4)	—	$21,084	$186,842	—	—	—	$207,926
O.G. Dagnan(4)	—	$33,684	$169,998	—	—	—	$203,682
Laurence E. Hirsch(5)	—	$18,162	$233,331	—	—	—	$251,493
Frank W. Maresh(6)	$75,000	$20,331	$74,999	—	—	—	$170,330
Michael R. Nicolais(6)	$75,000	$5,879	$91,843	—	—	—	$172,722
David W. Quinn(7)	—	$22,162	$188,998	—	—	—	$211,160
Richard R. Stewart(8)	$90,000	—	$74,999	—	—	—	$164,999

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009, in accordance with FAS 123(R), of RSUs awards previously made to the director and thus include amounts from awards granted prior to fiscal 2009. Assumptions used in the calculation of these amounts are included in: (1) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2007, or “Fiscal 2007 Form 10-K”; and (2) footnote (K) to the Company’s audited financial statements for the fiscal year ended March 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 2, 2006, or “Fiscal 2006 Form 10-K.” No RSU awards were made to any of our directors during the fiscal year ended March 31, 2009. The aggregate number of RSU awards outstanding at fiscal year end for each director is shown below.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009, in accordance with FAS 123(R), of stock option awards made to the director and thus may include amounts from awards granted prior to fiscal 2009. Assumptions used in the calculation of these amounts are included in: (1) footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2009, or “Fiscal 2009 Form 10-K”; (2) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2004, or “Fiscal 2004 Form 10-K”; and (3) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2003 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 23, 2003, or “Fiscal 2003 Form 10-K.” The grant date fair value of each of the stock option awards made to each of non-employee director during the fiscal year ended March 31, 2009 was: Mr. Barnett - $182,665; Mr. Clarke - $169,998; Mr. Dagnan - $169,998, Mr. Hirsch - $233,331; Mr. Maresh - $74,999; Mr. Nicolais - $74,999; Mr. Quinn - $188,998; and Mr. Stewart - $74,999. The aggregate number of stock options outstanding at the end of fiscal 2009 held by each director is shown below.

(3)	Mr. Barnett is the Chair of the Governance Committee. He elected to receive 100% of his director compensation fiscal 2009 in the form of equity (including his chairperson fee).

(4)	Messrs. Clarke and Dagnan elected to receive 100% of their director compensation for fiscal 2009 in the form of equity.

(5)	Mr. Hirsch elected to receive 100% of his director compensation for fiscal 2009 in the form of equity (including his Chairman of the Board fee).

(6)	Messrs. Maresh and Nicolais elected to receive 50% of their director compensation for fiscal 2009 in the form of equity and 50% in cash.

(7)	Mr. Quinn is the Chair of the Audit Committee. He elected to receive 100% of his director compensation for fiscal 2009 in the form of equity (including his chairperson fee).

(8)	Mr. Stewart is the Chair of the Compensation Committee. He elected to receive 50% of his director compensation for fiscal 2009 in the form of equity and 50% in the form of cash. Mr. Stewart also elected to receive his committee chairperson fee in cash.

The following chart shows the number of outstanding stock options and RSUs held by each director as of March 31, 2009.

Name	Stock Options(1)	RSUs(2)
F. William Barnett	68,764	8,071
Robert L. Clarke	48,273	8,071
O.G. Dagnan	50,054	6,021
Laurence E. Hirsch	75,008	10,472
Frank W. Maresh	24,677	3,549
Michael R. Nicolais	54,476	3,549
David W. Quinn	52,391	6,021
Richard R. Stewart	14,877	—

(1)	All of these stock options are fully exercisable.

(2)	The RSUs granted to non-employee directors are vested in full on the date of grant but are not payable until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee. The number of RSUs reflected in this column includes the following aggregate accrued dividend equivalent units, which are paid to holders of our RSUs at any time we pay a cash dividend on our Common Stock: Mr. Barnett – 559 RSUs; Mr. Clarke – 559 RSUs; Mr. Dagnan – 399 RSUs, Mr. Hirsch – 729 RSUs; Mr. Maresh – 249 RSUs; Mr. Nicolais – 249 RSUs; and Mr. Quinn – 399 RSUs.

Board Committees

The standing committees of our Board of Directors include the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee. The following table lists the chairpersons and members of each committee as of March 31, 2009, and the number of meetings held by each committee during the fiscal year ended March 31, 2009:

Director	Audit	Compensation	Governance	Executive
F. William Barnett			Chair
Robert L. Clarke	Member	Member
Laurence E. Hirsch				Chair
Frank W. Maresh	Member		Member
Michael R. Nicolais		Member	Member
David W. Quinn	Chair
Steven R. Rowley				Member
Richard R. Stewart		Chair
Number of Meetings in Fiscal 2009	9	10(1)	6	2(2)

(1)	Includes action by unanimous written consent on one occasion.

(2)	All listed meetings represent action by unanimous written consent.

Audit Committee

Our Board has a standing Audit Committee, composed of three independent directors. Our Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. Our Audit Committee is governed by an amended and restated Audit Committee charter, a copy of which may be viewed on our website at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office.

Our Board has determined that each member of our Audit Committee is independent within the meaning of applicable (1) corporate governance rules of the NYSE and (2) the requirements set forth in the Exchange Act and the applicable SEC rules. In addition, our Board has determined that each member of our Audit Committee satisfies applicable NYSE standards for financial literacy and that, based on his auditing and financial experience, including over thirty (30) years with KPMG, Mr. Maresh is an “audit committee financial expert” within the meaning of the rules of the SEC.

Unless otherwise determined by the Board, no member of our Audit Committee may serve as a member of an audit committee of more than two other public companies.

The following are key functions and responsibilities of our Audit Committee:

•

to select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;

•

to obtain and review, at least annually, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our Board;

•

to pre-approve all audit engagement fees and terms and all permissible non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•

to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	to discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;

•

to discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	to annually review and assess the performance of the Audit Committee and the adequacy of its charter;

•	to discuss policies with respect to risk assessment and risk management; and

•	to prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.

Our Audit Committee’s report on our financial statements for the fiscal year ended March 31, 2009 is presented below under the heading “Audit Committee Report.”

Our Audit Committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

Our Board’s Compensation Committee is composed of independent directors who meet the corporate governance standards of the NYSE, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as “outside directors” within the meaning of the Internal Revenue Code. Under its amended and restated charter, which you may review on our web site at www.eaglematerials.com (and a copy of which will be provided to you free of charge upon written request to our Secretary at our principal executive office), the primary purposes of our Compensation Committee are to assist the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other senior executives and to direct the preparation of the reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement. The Compensation Committee is authorized to hire outside advisors. For additional information regarding outside advisors engaged by the Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement.

The following are key functions and responsibilities of our Compensation Committee:

•

to periodically review and make recommendations to our Board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all of our benefit plans to determine whether they are properly coordinated and achieve their intended purposes;

•

to annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our Chief Executive Officer based on such evaluation;

•

to review and, after the end of the fiscal year and in consultation with our Chief Executive Officer, approve the compensation of our senior executive officers who are required to make disclosures under Section 16 of the Exchange Act, who we refer to as our “senior executive officers”;

•	to administer the Company’s compensation plans for which it is named as plan administrator, including our Incentive Plan;

•	to report on compensation policies and practices with respect to our executive officers as required by SEC rules; and

•	to review and assess the performance of the Compensation Committee and the adequacy of its charter annually and recommend any proposed changes to the Board.

In accordance with the terms of our Incentive Plan, the Compensation Committee has delegated to the Special Situation Stock Option Committee (whose sole member is our CEO) the authority to grant time-vesting stock options in special circumstances. Under this authorization, the Special Situation Stock Option Committee may grant stock options to newly-hired employees and newly-promoted employees. This authority, which expires on May 31, 2010, is limited to an aggregate of 60,000 option shares, no one individual may receive more than 30,000 option shares, and the CEO may not receive options pursuant to this authority. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2009 no stock options were granted to employees under this authority.

Our Compensation Committee’s report for the fiscal year ended March 31, 2009 is presented below under the heading “Compensation Committee Report” beginning on page 13 of this proxy statement.

Our Compensation Committee meets as often as it deems appropriate, but no less than twice per year.

Governance Committee

Our Board’s Governance Committee is composed of independent directors who meet the corporate governance standards of the NYSE. The primary purposes of this committee are: (1) to advise and counsel our Board and management regarding, and oversee our governance, including our Board’s selection of directors; (2) to develop and recommend to the Board a set of corporate governance principles for the Company; and (3) to oversee the evaluation of our Board and management. Our Governance Committee has adopted a written charter, which you may review on our web site at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office. Our Board has also adopted Corporate Governance Guidelines, a copy of which may be viewed on our website at www.eaglematerials.com and which will be provided free of charge upon written request to our Secretary at our principal executive office.

The following are certain key functions and responsibilities of our Governance Committee:

•	to develop, periodically review and recommend a set of corporate governance guidelines for the Company to the Board;

•	to periodically review corporate governance matters generally and recommend action to the Board where appropriate;

•	to review and assess the adequacy of its charter annually and recommend any proposed changes to our Board for approval;

•	to monitor the quality and sufficiency of information furnished by management to our Board;

•	to actively seek, recruit, screen, and interview individuals qualified to become members of the Board, and consider management’s recommendations for director candidates;

•	to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board;

•	to establish and periodically re-evaluate criteria for Board membership;

•	to recommend to the Board the director nominees for each annual stockholders’ meeting; and

•	to recommend to the Board nominees for each committee of the Board.

The Governance Committee initiates and oversees an annual evaluation of the effectiveness of the Board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the Board. Among the criteria the Governance Committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Governance Committee gives due consideration to diversity in perspectives, backgrounds, business experiences, professional expertise, gender and ethnic background among the Board members.

Members of the Governance Committee, other members of the Board or executive officers may, from time to time, identify potential candidates for nomination to our Board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the Board at the time. As set forth in its charter, the Governance Committee may retain a search firm to assist in identifying potential candidates for nomination to the Board of Directors.

Our Governance Committee will consider candidates recommended by stockholders for election to our Board. A stockholder who wishes to recommend a candidate for evaluation by our Governance Committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Governance Committee at the following address: Eagle Materials Inc., Attention: Secretary, 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219-4487.

Our Bylaws provide that, to be considered at the 2010 annual meeting, stockholder nominations for the Board of Directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 6, 2010 and ending May 7, 2010, and must contain the information specified by and otherwise comply with the terms of our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive offices.

No nominees for election to the Board at our 2009 annual meeting of stockholders were submitted by stockholders or groups of stockholders owning more than 5% of our Common Stock.

Executive Committee

The principal function of our Board’s Executive Committee is to exercise all of the powers of the Board to direct our business and affairs between meetings of the Board, except that the Executive Committee may not amend our Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation under Delaware law, recommend the sale of all or substantially all of our assets or recommend the dissolution of the Company or the revocation of a dissolution. In addition, unless authorized by resolution of our Board of Directors, the Executive Committee may not declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Delaware law.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee had a relationship during the fiscal year ended March 31, 2009 that requires disclosure as a Compensation Committee interlock.

How to Contact Our Board

You can communicate directly with our Board, a committee of our Board, our independent directors as a group, our Chairman of the Board or any other individual member of our Board by sending the communication to Eagle Materials Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire Board are forwarded to the Chairman of the Board for review and further handling.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following list sets forth the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer of the Company during the fiscal year ended March 31, 2009 and who is not also a member of our Board. Except as noted below, all of these persons have been elected to serve until the next annual meeting of our Board or until their earlier resignation or removal.

Name	Age	Title

Mark V. Dendle	41	Executive Vice President – Finance and Administration and Chief Financial Officer (Executive Vice President – Finance and Administration and Chief Financial Officer from June 2008 until June 12, 2009; Vice President, Finance and Administration & Chief Financial Officer of Rexel, Inc. from June 2003 through December 2007) (resigned effective June 12, 2009).

William R. Devlin	43

Vice President and Controller

(Vice President and Controller since October 2005; Director of Internal Audit from September 2004 through September 2005; Senior Manager of PricewaterhouseCoopers LLP from July 1999 through August 2004).

Gerald J. Essl	59

Executive Vice President – Cement/Aggregates and Concrete

(Executive Vice President – Cement/Aggregates and Concrete since January 2003; President of Texas Lehigh Cement Company from 1985 through December 2002).

James H. Graass	51	Executive Vice President, General Counsel and Secretary (Executive Vice President and General Counsel since November 2000; Mr. Graass was named Secretary of the Company in July 2001).

David B. Powers	59

Executive Vice President – Gypsum

(Executive Vice President – Gypsum and President of American Gypsum Company since January 2005; Executive Vice President – Marketing, Sales and Distribution of American Gypsum Company from June 2002 through December 2004; Vice President, Customer Service of USG Corporation from 2000 through 2002; Vice President, Specialty Products and Architectural Systems Business of USG Corporation from 1998 through 2000).

Arthur R. Zunker, Jr.	65	Senior Vice President – Finance, Chief Financial Officer and Treasurer (retired December 31, 2008).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Richard R. Stewart, Chairman

Robert L. Clarke

Michael R. Nicolais

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions during fiscal 2009 for our Chief Executive Officer, or CEO, our Chief Financial Officer and our three other most highly compensated executive officers, all of whom are identified in the Summary Compensation Table on page 25 of this proxy statement and are referred to herein as “Named Executive Officers.”

Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating and retaining senior executives who can make significant contributions to the growth and development of our business. The Compensation Committee has a key role in ensuring that the compensation and benefits we provide to our executives will lay the groundwork for the achievement of our strategic objectives.

During fiscal 2009, the Company experienced difficult economic conditions, which materially affected our business and results of operations. The United States has been in a recession since December 2007, the effects of which were exacerbated by the credit crisis that began in mid-2008. In addition, the U.S. residential housing market has been experiencing a severe downturn since early 2007, which has significantly reduced demand for gypsum wallboard on a national and regional basis. Furthermore, U.S. demand for cement declined during calendar year 2008 as a result of, among other things, reduced residential and commercial construction activity and decreases in funding available for infrastructure projects. These developments negatively impacted our operating results and share price during fiscal 2009.

Compensation Philosophy

Our compensation philosophy is based on the principles that executive compensation should:

•	Align the interests of our executives with those of our stockholders,

•	Reflect our performance as well as the executive’s individual performance,

•	Motivate management to achieve our operational and strategic goals,

•	Encourage ownership of our Common Stock, and

•	Maintain the competitiveness of our total compensation so that we are able to attract, retain and motivate highly qualified, energetic and talented executives.

We believe that a significant portion of an executive’s compensation should be “at risk” – that is, dependent upon (a) our financial and operational performance, (b) the individual’s performance, and (c) with respect to equity grants, the performance of our share price. The key features of our executive compensation program include the following:

(1)	We seek to align the interests of executives with those of our stockholders by:

•	Creating a direct and substantial link between the executive’s annual cash incentive bonus and our annual operating earnings,

•	Structuring long-term compensation as equity awards, so that executives have an appropriate incentive to contribute to the creation of long-term stockholder value, and

•	Requiring executives to meet stock ownership guidelines that will result in each executive holding a meaningful equity stake in the Company.

(2)	We seek to encourage improved performance by:

•	Basing our annual incentive bonus on both earnings and individual performance, and

•	Tying the vesting of our equity-based awards to the achievement of such financial and operating goals.

To achieve our compensation objectives for fiscal 2009, our executive compensation program used a combination of short-term and long-term elements: (1) annual salary, (2) annual incentive bonus, and (3) long-term incentive compensation in the form of stock options and restricted stock units, or RSUs. Each element is discussed more fully below under the heading “Elements of Executive Compensation.”

We do not currently have employment agreements or change-in-control agreements with any Named Executive Officer; however, under the terms of our award agreements, unvested equity awards become fully vested and exercisable in the event of a change in control. See “Change of Control Benefits” below.

Role of the Compensation Committee and Management in Executive Compensation

Our Compensation Committee has certain duties and responsibilities relating to the compensation of the CEO and the other senior executive officers. See “Board Committees — Compensation Committee” above. The senior executive officers include all of the Named Executive Officers. In particular, the Compensation Committee is charged with the responsibility to:

•	Review and make recommendations regarding our general compensation philosophy and structure,

•	Annually review and approve corporate goals and objectives relevant to the compensation of our CEO,

•	Evaluate our CEO’s performance as measured against such goals and objectives,

•	Set the salary and other cash and equity compensation for our CEO based on such evaluation,

•	With our CEO’s advice and input, review and approve the compensation of our other senior executive officers,

•	Administer each of our plans for which our Compensation Committee has administrative responsibility,

•

Grant cash awards (including annual incentive bonuses) under our annual bonus programs and equity awards (including options, restricted stock and restricted stock units) under our Incentive Plan to our officers and other key employees,

•	Review and recommend to the Board the compensation of our non-employee directors, and

•	Recommend to the Board stock ownership guidelines for our executive officers.

The Compensation Committee consists solely of directors who are independent under the NYSE listing standards and Section 162(m) of the Internal Revenue Code, and who are “non-employee directors” under Rule 16b-3 under the Exchange Act. The Compensation Committee’s charter may be found in the “Investor Relations” section of our website www.eaglematerials.com.

The Compensation Committee is authorized to hire such outside advisors as it deems appropriate, and during fiscal 2009, it engaged Mercer Human Resource Consulting, which we refer to as “Mercer,” to advise it on executive compensation matters. Mercer reports directly to the Compensation Committee, and the Compensation Committee is not aware of any relationship between Mercer or its affiliated entities and the Company or our management.

The Compensation Committee sets compensation for the Named Executive Officers on an annual basis. In general, the process for setting compensation involves the following steps:

•

As early as practicable during each fiscal year, the Compensation Committee determines (1) the salary of each Named Executive Officer for such fiscal year, (2) the size of the annual incentive bonus pools based on operating earnings in which the Named Executive Officers will have the opportunity to participate during such year and the percentage of the pool assigned to each Named Executive Officer, (3) whether the Compensation Committee will make any long-term incentive compensation awards in such fiscal year and what form any such awards will take, (4) the performance or time vesting criteria that will apply to any long-term incentive awards made to the Named Executive Officers during such year, (5) the individual long-term compensation potential for each Named Executive Officer, and (6) the exercise or payment schedules that will apply to such long-term compensation if the performance criteria are satisfied. For fiscal 2009, the Compensation Committee made these determinations at meetings held in May and August 2008.

•

After the end of the fiscal year, the Compensation Committee (1) approves the calculation of operating earnings used for purposes of determining annual incentive bonuses, (2) determines the amount of the downward adjustment, if any, to be made to the annual incentive bonus payment to each Named Executive Officer based on individual performance, and (3) determines the extent to which the performance criteria for the prior fiscal year applicable to long-term incentive awards were satisfied.

Our CEO, Mr. Steven R. Rowley, participates to a certain extent in the administration of our compensation program for our Named Executive Officers (other than himself). At the end of each fiscal year, Mr. Rowley provides input on the performance of each of the other Named Executive Officers and recommends compensation adjustments (salary adjustments and annual incentive bonus levels for both the just completed fiscal year as well as for the current fiscal year) and, if applicable, long-term incentive award levels for such Named Executive Officers. Mr. Rowley also provides input on the structure of our long-term incentive awards (if any) for such Named Executive Officers, including the long-term incentive award levels and the performance or other criteria that determine vesting and other terms and conditions applicable to the awards. Mr. Graass assists Mr. Rowley in presentations to the Compensation Committee but does not make recommendations with respect to the compensation paid to the Named Executive Officers. The Compensation Committee considers Mr. Rowley’s input, along with other information presented by its compensation consultants or otherwise available to it, in making its final compensation decisions with respect to the Named Executive Officers.

Benchmarking

To ensure that our executive compensation program for fiscal 2009 was competitive, the Compensation Committee engaged Mercer to compare our total compensation (salary, incentive bonus and long-term compensation) to a peer group of companies in the construction materials business, which we refer to as our direct peer group, and a supplemental peer group of manufacturing companies with similar market values, which we refer to as our supplemental peer group.

The direct peer group was selected from companies within the construction materials sector by the Compensation Committee with input from Mercer and our management. Included in the direct peer group were companies from each of our operating segments (wallboard, cement, concrete and aggregates, and paper), but none of the direct peers operates in all of our segments.

Because there are a limited number of publicly-traded direct competitors in the construction materials sector and because most of the companies in the direct peer group have larger revenues than we do, the Compensation Committee, in conjunction with Mercer, also selected a supplemental peer group of manufacturing companies with market values similar to our company. In particular, the supplemental peer group used for the Mercer study includes the companies in the direct peer group as well as publicly-traded companies that conduct a wide range of manufacturing activities in the United States and have market capitalizations ranging from $40 million to $7.8 billion.

The Compensation Committee uses the survey of the direct peer group and the supplemental peer group prepared by Mercer, which we refer to as our benchmarking study, to guide it in establishing the main components of Named Executive Officer compensation: salaries, annual incentive bonus opportunity and long-term compensation awards. The Compensation Committee focused most of its attention on the direct peer group and looked to the supplemental peer group to provide a basis for testing the determinations based on the direct peer group analysis. The benchmarking study was presented by Mercer to the Compensation Committee in May 2008, and was based on the most recent available data at the time, which in many cases consisted of data for the calendar year ended December 31, 2007.

For fiscal 2009 the direct peer group consisted of the following eight companies:

Ameron International Corp. Caraustar Industries Inc. Florida Rock Industries Inc. Martin Marietta Materials Inc.	Texas Industries Inc. US Concrete Inc. USG Corp. Vulcan Materials Co.

The fiscal 2009 direct peer group is the same group utilized in the fiscal 2008 Mercer study.

The supplemental peer group consisted of the eight companies in the direct peer group plus the following twelve companies:

Armstrong Holdings Inc. Bowater Inc. Century Aluminum Co. Headwaters Incorporated Herman Miller, Inc. Lennox International Inc.	Pactiv Corp. Potlatch Corporation Temple Inland Inc. The Toro Company Universal Forest Products, Inc. Valspar Corp.

The fiscal 2009 supplemental peer group differed from the supplemental peer group used in fiscal 2008 as follows: ElkCorp, Sealed Air Corp. and Sonoco Products Co. were removed and replaced with Herman Miller, Inc., Potlatch Corporation and The Toro Company.

Chief Financial Officer

On June 10, 2008, Mark V. Dendle joined the Company as Executive Vice President – Finance and Administration and Chief Financial Officer, replacing Arthur R. Zunker, Jr. who had served in such capacity since 1994. After the arrival of Mr. Dendle, Mr. Zunker remained with the Company in order to assist with, among other things, transitioning his responsibilities (his title became Senior Vice President and Treasurer on June 10, 2008) until his retirement on December 31, 2008. In designing Mr. Dendle’s compensation package, the Compensation Committee’s objective was to offer competitive compensation sufficient to attract and retain Mr. Dendle, while at the same time integrating him into the Company’s existing executive compensation structure. Mr. Dendle’s base salary, annual incentive bonus potential and equity grant were based on the same principles used in setting the compensation levels for the other Named Executive Officers. Mr. Dendle’s base salary for fiscal 2009 was set at $400,000. In addition, Mr. Dendle received a grant of stock options to purchase 100,000 shares of our common stock and a grant of 15,000 shares of restricted stock, the terms of which are described in more detail under “Long-Term Incentive Compensation” below.

Following the arrival of Mr. Dendle, the Compensation Committee on August 5, 2008 approved the extension of Mr. Zunker’s rights under his outstanding stock option agreements through the two-year period following Mr. Zunker’s retirement date. The Committee believes that the extension of these options was justified by Mr. Zunker’s agreement to delay his retirement until a suitable replacement could be located and his over 37 years of loyal service to the Company.

Mr. Dendle resigned from the Company effective June 12, 2009. In connection with Mr. Dendle’s resignation and in light of Mr. Dendle’s contributions to the Company, the Compensation Committee approved the continued payment of Mr. Dendle’s salary for the six (6) month period following the effective date of his resignation (an aggregate of $200,000). See our Current Report on Form 8-K filed with the SEC on May 11, 2009.

Elements of Executive Compensation

In addition to the health benefit plans and programs generally available to all employees, our executive compensation program includes the following elements:

•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation

•	Supplemental Executive Retirement Plan (SERP)

•	Salary continuation plan

As noted above, the Compensation Committee determined the compensation levels for each of our Named Executive Officers based in part on a benchmarking analysis of each of the main components of compensation for each position. The Compensation Committee generally considered each component of compensation separately and did not establish specific targets for the allocation of compensation among the various compensation components (for example, by targeting a certain percentage of overall compensation as base salary, a certain percentage as long-term incentive compensation, etc.); however, it did review the total direct compensation paid to each Named Executive Officer in fiscal 2008 against the direct compensation paid to similar executives in our peer groups and considered that overall comparison in setting the fiscal 2009 total direct compensation for each Named Executive Officer. The differences in total compensation levels among our Named Executive Officers generally reflect the differences in pay ranges for executives holding comparable types of positions/responsibilities at our peer companies. The Compensation Committee also reviewed five years of historical pay data for each of our Named Executive Officers (other than Mr. Dendle), including each Named Executive Officer’s direct compensation components—base salary, annual incentive bonus and long-term incentive compensation (with the value of long-term incentive awards being based on the actual value of the award on the date of grant, but considering only the portion of such awards that has vested since the grant). The Compensation Committee considered these other types of information as relevant background information in evaluating the direct compensation level for each Named Executive Officer that was suggested by the peer group benchmarking.

Base Salary

Salaries of the Named Executive Officers are reviewed annually as well as at the time of a promotion or significant change in responsibilities. As described above, the Compensation Committee engaged Mercer to conduct the benchmarking study at the beginning of fiscal 2009. Consistent with its philosophy that a significant portion of the Named Executive Officer’s compensation should be “at risk”, for fiscal 2009, the Committee set the base salary level for the CEO and the other Named Executive Officers between the 25th percentile and the median of the salary levels for equivalent positions at the companies reviewed in the direct peer group. Other considerations that may influence the salary level for a Named Executive Officer include individual performance, the Named Executive Officer’s skills or experience, our operating performance and the nature and responsibilities of the position.

In light of the significant and broad-based recession in the United States and, in particular, the contraction of residential and commercial construction activities and the construction materials business, the Committee has determined not to increase the salaries for the Named Executive Officers for fiscal 2010. See “Fiscal 2010 Compensation Decisions” below.

Annual Incentive Bonus

The Compensation Committee is also responsible for approving the annual incentive bonus for our CEO and the other Named Executive Officers. Annual incentive bonuses paid to our Named Executive Officers for fiscal 2009 were made under (1) the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2009, which we refer to as the Eagle Annual Incentive Program, (2) annual incentive compensation programs for fiscal 2009 established for a particular operating division of the Company, which we refer to as Divisional Annual Incentive Bonus Programs, and (3) the Eagle Materials Inc. Special Situation Program for Fiscal Year 2009, which we refer to as the Fiscal 2009 Special Situation Program. In general, Named Executive Officers whose responsibilities extend to the Company as a whole (Messrs. Rowley, Dendle and Graass) participate in the Eagle Annual Incentive Program, and Named Executive Officers whose responsibilities relate primarily to a particular operating division (Messrs. Powers and Essl) participate in Divisional Annual Incentive Bonus Programs. All of our Named Executive Officers are eligible to participate in the Fiscal 2009 Special Situation Program. These programs were structured to create financial incentives and rewards that are directly related to corporate performance and the participating Named Executive Officer’s individual performance during the fiscal year. Due to his retirement effective December 31, 2008, Mr. Zunker did not participate in an annual incentive program during fiscal 2009.

The Compensation Committee believes these programs are consistent with our compensation philosophy in that they place a significant portion of the executive’s compensation “at risk.” Under these programs, a significant portion of the executive’s total compensation is dependent upon the performance of the Company (or our operating divisions) as well as the individual’s performance. This compensation structure is designed so that a Named Executive Officer’s annual incentive bonus compensation will be between the median and the 75th percentile of the annual bonus levels for equivalent positions in our direct peer group when the operating earnings of the Company (or our operating divisions) are high relative to historical levels and the individual performs well.

Eagle Annual Incentive Program

For fiscal 2009, Messrs. Rowley, Dendle and Graass were participants in the Eagle Annual Incentive Program. Under this program, during the first quarter of each fiscal year, a percentage of our consolidated earnings before interest and taxes, which we refer to as EBIT, is designated by the Compensation Committee as a pool for bonuses, and each participating Named Executive Officer is assigned a percentage of such pool, representing the executive’s maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined based on the amount of EBIT generated during such fiscal year and annual incentive bonuses are paid to each participating executive in the form of a lump sum cash payment in accordance with such percentages, subject to the exercise of negative discretion by the Compensation Committee based on the executive’s individual performance during the fiscal year. In general, the amount of the annual incentive bonus paid to an executive is based on the level of our EBIT, the percentage of the pool designated for such executive, and an assessment of such executive’s individual performance.

In the first quarter of fiscal 2009, the Compensation Committee approved the designation of 1.2% of EBIT for annual incentive bonuses for all executives participating in the Eagle Annual Incentive Program, including the Named Executive Officers. At the beginning of fiscal 2009, Mr. Rowley recommended to the Compensation Committee the percentages (representing the maximum incentive bonus potential) for each Named Executive Officer (other than himself). Based in part on these recommendations and in part on the benchmarking study, the Compensation Committee then set Mr. Rowley’s annual incentive bonus potential at 40%, Mr. Dendle’s at 20% (pro-rated for the portion of the fiscal year Mr. Dendle was employed) and Mr. Graass’ at 15% of the pool. The Compensation Committee has set the percentage of EBIT at 1.2% for several years.

The bonus pool is not subject to a separate cap or maximum, but is merely a function of multiplying the pre-determined percentage by our EBIT for the applicable fiscal year. Based on this calculation, the aggregate amount available for the Eagle Annual Incentive Program for fiscal 2009 was $1,093,233, which includes amounts available for payment to officers and employees other than the Named Executive Officers. For comparison purposes, the aggregate pool available for payment under such program for fiscal 2008 was $1,985,496. The significant reduction in the amount of the pool in fiscal 2009 was due to a 45% decline in our EBIT, which is attributable in large part to the adverse market conditions in which the Company operated as described above. In establishing the percentage of EBIT which would fund the pool for the Eagle Annual Incentive Program and the percentage of the pool assigned to each executive, the Compensation Committee considered several factors, including the following: (i) the anticipated EBIT for fiscal 2009; (ii) the levels of annual incentive compensation for each of the positions at the companies in the direct peer group and the supplemental peer group; (iii) Mr. Rowley’s recommended percentages for each executive (other than himself); (iv) the Compensation Committee’s assessment of the executive’s importance and contribution to the organization; and (v) the executive’s level of responsibility.

Divisional Annual Incentive Bonus Programs

During fiscal 2009, each of Messrs. Essl and Powers participated in a Divisional Annual Incentive Bonus Program. Under these programs, a percentage of the division’s operating earnings is allocated to the bonus pool and each participating employee is assigned a percentage of the pool, representing the employee’s maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined and annual bonuses are paid to participating employees in the form of a lump sum cash payment in accordance with their respective percentage, subject to the exercise of negative discretion by our CEO (or, in the case of bonuses paid to Named Executive Officers, the Compensation Committee) based on the employee’s individual performance during the fiscal year.

For fiscal 2009, Mr. Powers participated in the Eagle Materials Inc. American Gypsum Company Salaried Incentive Compensation Program for Fiscal Year 2009. Under this plan, the bonus pool equaled 2.25% of American Gypsum’s operating earnings for fiscal 2009, which is the same percentage the Compensation Committee has set for several years. At the beginning of fiscal 2009, the Compensation Committee approved Mr. Powers’ maximum annual incentive bonus potential at 22% of such pool.

Because of his responsibilities for Cement and Concrete and Aggregates, Mr. Essl participated in both the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2009 and the Eagle Materials Inc. Concrete and Aggregate Companies Incentive Compensation Program for Fiscal Year 2009. Under these plans, the bonus pools equaled 2.25% of our concrete and aggregate subsidiaries’ operating earnings for fiscal 2009 and 2.25% of our cement subsidiaries’ operating earnings for fiscal 2009 (or, in the case of our 50/50 Texas Lehigh joint venture, 2.25% of our portion of that entity’s operating earnings for fiscal 2009), which in each case is also the same percentage the Compensation Committee has set for several years. At the beginning of fiscal 2009, the Compensation Committee approved Mr. Essl’s maximum annual incentive bonus potential at 22% of each such bonus pool.

The divisional bonus pools are not subject to a separate cap or maximum, but are merely a function of multiplying the pre-determined percentage by the applicable operating earnings for the applicable fiscal year. The aggregate amounts available for these programs for fiscal 2009 were as follows: $154,804 (American Gypsum); $1,281,993 (Cement); and $113,035 (Concrete/Aggregate), which in each case include amounts available for payment to officers and employees other than the Named Executive Officers. For comparison purposes, the equivalent amounts in fiscal 2008 were $1,101,427 (American Gypsum); $1,828,694 (Cement); and $305,167 (Concrete/Aggregate). The significant reduction in the amount of each pool in fiscal 2009 is attributable to declines in the operating earnings of our subsidiaries. In each case, the declines resulted in large part from the adverse market conditions described above. In establishing the percentage of operating earnings which would fund these bonus pools and the percentage of each pool assigned to each executive, the Compensation Committee considered several factors, including the following: (i) the anticipated divisional operating earnings for fiscal 2009; (ii) the levels of annual incentive compensation for comparable positions at the companies in the direct peer and supplemental peer groups; (iii) Mr. Rowley’s recommended percentages for each executive; (iv) the Compensation Committee’s assessment of the executive’s importance and contribution to the organization; and (v) the executive’s level of responsibility.

Fiscal 2009 Special Situation Program

In May 2008, the Compensation Committee approved the Fiscal 2009 Special Situation Program, which is a special annual incentive program intended to recognize outstanding individual performance during the fiscal year. Awards may also be distributed to individuals employed by subsidiaries whose operating profits have been adversely affected by market conditions, but who have made a superior contribution to the business of such subsidiaries in fiscal 2009. Under the terms of the Fiscal 2009 Special Situation Program, a pool equal to 0.35% of our EBIT was set aside to pay annual bonuses to participating employees.

Under the Fiscal 2009 Special Situation Program, awards are made on the recommendation of the presidents of our subsidiaries based on performance during fiscal 2009, except that any awards made to senior executive officers require the approval of our Compensation Committee.

Annual Performance Evaluation

In April 2009, the Compensation Committee approved the fiscal 2009 EBIT calculation for the Company and the operating earnings calculations for each Divisional Annual Incentive Bonus Program. In addition, at the end of fiscal 2009, Mr. Rowley provided performance evaluations of each Named Executive Officer (other than himself) to the Compensation Committee, which evaluations included an assessment (both subjective and objective) of the achievement of their individual goals and objectives, along with his recommendation for the annual incentive bonus for each such Named Executive Officer. With respect to Mr. Rowley himself, the Compensation Committee, with input from the entire Board, performed its own evaluation of his performance and the extent to which the goals and objectives established for him for fiscal 2009 had been achieved. In general, the goals and objectives for Messrs. Rowley, Dendle and Graass related to a mix of objective and subjective criteria in their respective areas of responsibility, and the goals and objectives for Messrs. Powers and Essl were tied to objective financial and operational criteria. Based in part on these performance evaluations and recommendations, the Compensation Committee determined that the Named Executive Officers (other than the CEO, whose performance was reviewed separately, as described below, and Mr. Dendle, who has resigned) had performed well during fiscal 2009 and substantially achieved their goals. Accordingly, the Compensation Committee did not reduce the incentive bonus for such individuals in any material way and approved annual incentive bonuses for such Named Executive Officers under the applicable program without the use of any set formula. The bonuses ranged from 95%-to-100% of the maximum potential bonus payable, and each bonus that was paid is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 25 of this proxy statement. The Compensation Committee also made a separate cash award to

Mr. Powers pursuant to the Fiscal 2009 Special Situation Program in recognition of Mr. Powers’ exceptional performance in leading American Gypsum to superior relative performance under challenging market conditions. This award is also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 25 of this proxy statement.

The Compensation Committee conducted its performance evaluation of Mr. Rowley after receiving input from the entire Board. At the Compensation Committee’s request, Mr. Rowley also provided input on his achievement of his goals and objectives for fiscal 2009. Based on this evaluation, the Compensation Committee believes Mr. Rowley performed at an exceptional level during fiscal 2009 and met or exceeded his goals and objectives. In particular, the Committee considered the following factors (among others) in assessing Mr. Rowley’s performance over the past fiscal year: (i) Mr. Rowley’s leadership in maintaining profitability during a challenging economic environment; (ii) Mr. Rowley’s leadership in guiding our new Georgetown plant to profitability in its first full year of operation, even in the face of reduced demand; (iii) Mr. Rowley’s success in maintaining the focus of the Company’s employees on the key areas of operational execution in a challenging environment; (iv) Mr. Rowley’s success in driving management’s focus on cash and balance sheet management; and (v) Mr. Rowley’s effective communication of the Company’s long-term goals and opportunities to the Company’s shareholders and the investment community. The Compensation Committee approved an annual incentive bonus for Mr. Rowley under the Eagle Annual Incentive Program of $437,293, representing 100% of the maximum potential bonus payable, which is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 25 of this proxy statement.

Long-Term Incentive Compensation

Consistent with the Compensation Committee’s philosophy of linking compensation to our performance, our long-term incentive compensation program has been structured to link the vesting of equity awards to the achievement by the Company of specific performance levels. All of the Named Executive Officers participate in our long-term incentive compensation program.

Fiscal 2008 Program

As disclosed in our 2008 proxy statement, in fiscal 2008, the Compensation Committee implemented a new long-term equity award program, which involved certain substantial stock option awards that we refer to as the fiscal 2008 option grants. These equity awards were made under our Incentive Plan, but were different from the structure of our program from prior years in several ways:

(1)	The award was intended to be a single award for a prospective three-year period (except for special circumstances) rather than making annual grants for each of the three years,

(2)	The entire award was in the form of stock options (rather than a mix of options and RSUs), and

(3)	The stock option awards vest over their full term (a seven-year period) based on the achievement of levels of earnings per share and operating earnings that the Compensation Committee regarded as challenging performance targets.

As with prior equity grants, the terms of the fiscal 2008 option grants provide that the awards will become fully vested and exercisable in the event of a change of control. See “Change of Control Benefits” below.

At the time the fiscal 2008 option grants were approved in June 2007, the Compensation Committee set vesting criteria at levels that require operating earnings and earnings per share, or EPS, to approximate our record fiscal 2007 levels in order to vest any portion of the award and to nearly double the record fiscal 2007 levels in order to vest 100% of the stock options. Any stock options not vested at the end of the seven-year term will be forfeited. For example, if none of the vesting targets are achieved until fiscal 2013, but we achieve operating earnings of $320 million and EPS of $6.00 in such fiscal year, then 20% of the option grant would vest. If in fiscal 2014 we then achieve operating earnings of $400 million and EPS of $8.00, another 30% of the option grant would vest (the 50% noted on the matrix, less the 20% vested the prior year), and the final 50% of the grant would be forfeited upon expiration of the term. The full matrix of vesting percentages applicable to the fiscal 2008 option grants is included in the Current Report on Form 8-K that we filed with the SEC on June 26, 2007. The vesting criteria for the fiscal 2008 option grants were structured with the goal of strongly motivating and providing incentives to our management to properly execute our growth plans in an environment in which we expected that the Company would have an opportunity to make significant improvements in its profitability.

Each of the Named Executive Officers was granted stock options in fiscal 2008 under this program, except for Mr. Zunker (who received a cash award based upon the achievement of certain individual performance goals) and Mr. Dendle (who had not yet joined the Company).

Grants to New Named Executive Officer

At the time Mr. Dendle joined the Company in June 2008, the Compensation Committee granted him stock options to purchase 100,000 shares of Common Stock. The grant was structured to integrate Mr. Dendle into the Company’s long-term compensation program on substantially the same basis as the other Named Executive Officers. The number of option shares was determined by using the Black-Scholes method. The Black-Scholes value for Mr. Dendle’s grant was approximately two-thirds of the value that he would have received if he had been serving in his current position at the time the fiscal 2008 option grants were made.

Mr. Dendle’s award differs from the fiscal 2008 option grant in that it has a different exercise price ($34.30 per share as compared to $47.53 per share) reflecting a different date of grant, and the term of the option is six years rather than seven years (with the effect that it expires at approximately the same time as the fiscal 2008 option grants). The vesting criteria (matrix based on operating earnings and EPS) for the grant made to Mr. Dendle is the same as the fiscal 2008 grant. Additionally, in connection with Mr. Dendle’s hiring, the Compensation Committee granted him 15,000 shares of restricted stock which vest ratably over seven years. Because Mr. Dendle resigned effective June 12, 2009, (i) only 2,143 shares of restricted stock vested, and the remainder was forfeited; and (ii) the entire 100,000 share option grant was forfeited.

Fiscal 2009 Grant

During fiscal 2009 (following the annual compensation review process in May 2008), the Compensation Committee reviewed the difficult economic conditions affecting the Company’s businesses, including the deepening recession, the continuing downturn in the residential and commercial construction markets and other adverse market conditions. These conditions were having a significant adverse effect on the Company’s businesses and were likely to continue and perhaps worsen over the remainder of the fiscal year. Given the extraordinary nature of the deepening recession and its potential impact on the Company, the Compensation Committee wanted to ensure that the executives were properly focused on the appropriate metrics while at the same time enhance retention incentives. Accordingly, the Compensation Committee determined that an extraordinary grant of equity awards to key executives was appropriate in this challenging environment. With input from Mr. Rowley, the Compensation Committee determined that the vesting of 75% of the award would be subject to attaining levels of EBITDA during the nine-month period ending March 31, 2009 such that 100% vesting would occur only if EBITDA exceeded the Company’s budgeted EBITDA level for such period; and the vesting of 25% of the award would be subject to attaining a low level of recordable accidents at the Company’s facilities. The Compensation Committee set dollar values for the size of the grant to each key employee, in each case with input from Mr. Rowley (except with respect to the size of his own grant). The Black-Scholes value of the award for each key executive was approximately one-third of the value of the fiscal 2008 grant. The Compensation Committee decided to divide the award to each key employee so as to consist of one-third RSUs and two-thirds stock options. The number of stock options was determined by using the Black-Scholes method.

Following these deliberations in late August 2008, the Compensation Committee approved this grant of performance based equity awards to a group of the Company’s officers. Each of the Company’s Named Executive Officers participated in these grants, except for Mr. Zunker, who retired from the Company effective December 31, 2008. As noted above, the vesting criteria were based on EBITDA and safety metrics of the Company for the nine-month period ended March 31, 2009, as follows:

75% of the stock options and RSUs granted vest based on the level of the Company’s EBITDA for the nine months ended March 31, 2009 in accordance with the following schedule:

EBITDA	Vesting %
≥ $ 117 mm	100%
$ 112 mm	90%
$ 107 mm	80%
$ 102 mm	70%
$ 97 mm	60%
$ 92 mm	50%
Below $92 mm	0%

The exact percentage is calculated based on straight-line interpolation between the levels of EBITDA shown in the table above.

25% of the stock options and RSUs granted vest based on the Company’s Accidents Recordable Frequency Rate (“ARFR”) as defined by OSHA/MSHA during the nine months ended March 31, 2009 in accordance with the following schedule:

ARFR	Vesting %
≤ 3.5%	100%
3.6%	90%
3.7%	80%
3.8%	70%
3.9%	60%
4.0%	50%
Greater than 4.0%	0%

The exact percentage is calculated based on straight-line interpolation between the levels of ARFR shown in the table above.

The terms and conditions of these stock options were substantially the same as in the case of the fiscal 2008 option grants, except that (1) the vesting criteria were as described above, (2) the options had a single potential vesting date on March 31, 2009, and (3) the options did not continue to vest following the retirement of the option holder. The terms and conditions of the RSUs were substantially the same as the RSUs granted by the Company in fiscal 2007, except that the vesting criteria were as described above and that any vested RSUs will not be paid out as shares of Common Stock until the first anniversary of the grant date. As with prior equity grants, in the event of a change of control, the fiscal 2009 stock options will become fully vested (to the extent not previously forfeited) and exercisable, and any vested fiscal 2009 RSUs will become immediately payable. See “Change of Control Benefits” below.

The following table shows the stock options and RSUs granted to each of the Named Executive Officers on August 21, 2008:

Name	Number of Stock Options	Number of RSUs
Steven R. Rowley	197,000	31,000
Mark V. Dendle	24,000	3,750
David B. Powers	48,000	7,500
James H. Graass	48,000	7,500
Gerald J. Essl	34,000	5,500
Arthur R. Zunker, Jr.	—	—

In April 2009, the Compensation Committee certified that, based on the vesting criteria described above, 100% of the stock options and RSUs granted on August 21, 2008 (including those to the Named Executive Officers listed above) vested effective March 31, 2009. Because he has resigned, Mr. Dendle’s stock options will expire in September 2009. Consistent with the methodology utilized at the time the targets were established in 2008, the Compensation Committee excluded the expense associated with this grant in determining the EBITDA level achieved. The vested options have become immediately exercisable. The vested RSUs will be payable to the recipients (other than Mr. Dendle) in shares of Common Stock on August 21, 2009.

Grant Practice

Prior to fiscal 2008, it had been the practice of the Compensation Committee to make equity awards to employees on an annual basis at a meeting of the Compensation Committee held in the first quarter of the fiscal year (typically within 30 days after our earnings release for the fourth quarter of the prior fiscal year). As discussed above, for fiscal 2008, the Compensation Committee adopted a new approach by approving the fiscal 2008 option grants, which were intended to cover a three-year period (other than for new hires, promotions or other special circumstances). Although the Compensation Committee made an exception for the fiscal 2009 grant for the reasons explained above, consistent with the three-year nature of the fiscal 2008 grant, the Committee has not approved any equity awards during fiscal 2010 and does not anticipate approving any equity awards to the Named Executive Officers during fiscal 2010 (except for new hires, promotions or other special circumstances). The date on which an equity award is granted is the date specified in the resolutions of the Compensation Committee authorizing the grant. The grant date must fall on or after the date on which the resolutions are adopted by the Committee. As provided in the Incentive Plan, for stock options, the exercise price is the average of the high and low price of our Common Stock on the grant date, as reported by the NYSE.

In addition, the Compensation Committee, as provided for in our Incentive Plan, has delegated to the Special Situation Stock Option Committee (whose sole member is our Chief Executive Officer) the authority to grant stock options to newly-hired employees and newly-promoted employees, with terms approved by the Special Situation Stock Option Committee. This authority, which expires on May 31, 2010, is limited to an aggregate of 60,000 option shares, no one individual may receive more than 30,000 option shares in a given year, and the CEO may not receive awards pursuant to this authority. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2009 no stock options were granted to employees under this authority.

Profit Sharing and Retirement Plan

Each of the Named Executive Officers is a participant in our Profit Sharing and Retirement Plan, which we refer to as our PSRP. The PSRP is a qualified defined contribution plan covering substantially all salaried employees of the Company and our subsidiaries. Participants in this plan may elect to make pre-tax contributions of up to 70% of their base salary subject to the limit under Internal Revenue Code Section 402(g) (currently $16,500), employee after-tax contributions of up to 10% of base salary and, if the participant is at least age 50, “catch-up contributions” up to the statutory limit under Internal Revenue Code Section 414(v) (currently $5,500). In addition, the PSRP provides for a discretionary employer profit sharing contribution that is allocated to a participant based on the ratio that the sum of the participant’s “total points” bears to the total points of all participants. For this purpose, a participant is given one point for each year of vested service and one point for each $100 of base salary for the year. Annual incentive bonuses paid to participants are not included in the definition of “base salary” for purposes of calculating the amount of pre-tax, after-tax or profit sharing contributions to the PSRP. Participants are fully vested to the extent of their pre-tax and after-tax contributions and become vested in the employer profit sharing contribution over a six-year period (i.e., 20% per year beginning with the second year of service). Prior to fiscal 2008, employer profit sharing contributions vested over a seven-year period, but changes in tax laws led to the shorter current vesting period. All of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested. Participants are entitled to direct the investment of contributions made to the PSRP on their behalf in various investment funds, including up to 15% in a Common Stock fund. Such amounts are payable upon a participant’s termination of employment, disability or death in the form of a lump sum, installments or direct rollover to an eligible retirement plan, as elected by the participant. At the participant’s election, amounts invested in the Common Stock fund are distributable in shares of our Common Stock. Employer profit sharing contributions made to the PSRP on behalf of our Named Executive Officers in fiscal 2009 are reflected in the Summary Compensation Table located on page 25 of this proxy statement. A list of the investment funds provided under the PSRP is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 31 of this proxy statement.

SERP

In fiscal 1995, the Board approved our Supplemental Executive Retirement Program, which we will refer to as our SERP, for certain employees participating in the PSRP. Internal Revenue Code Section 401(a)(17) limits the amount of annual compensation (currently $230,000) that may be considered in determining our contribution to the PSRP for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by making a contribution for each participant in an amount substantially equal to the additional employer profit sharing contribution that he or she would have received under the PSRP had 100% of his or her base salary been eligible for a profit sharing contribution. As in the case of the PSRP, annual incentive bonuses paid to participants are not included when determining the amount of contributions to the SERP. The Compensation Committee believes that the SERP therefore allows us to confer the full intended benefit of the employer profit sharing contribution under the PSRP without the arbitrary limitation of the Internal Revenue Code rules noted above. Contributions accrued under the SERP for the benefit of the higher-salaried employees vest under the same terms and conditions as under the PSRP (i.e., over a six-year period) and may be invested by the participant in several of the same investment options as offered under the PSRP. Benefits under the SERP are payable upon the participant’s termination of employment in a lump sum or installments as elected by the participant in accordance with the terms of the SERP, subject to the six month delay in payment for key employees under Internal Revenue Code Section 409A to the extent applicable. As with the PSRP, all of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested. Employer contributions to the SERP of our Named Executive Officers in fiscal 2009 are reflected in the Summary Compensation Table located on page 25 of this proxy statement. A list of the investment funds provided under the PSRP is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 31 of this proxy statement.

Salary Continuation Plan

The Named Executive Officers, along with other officers and key employees, are participants in our Salary Continuation Plan, which we refer to as the “SCP.” Under this plan, in the event of the death of a participating employee, we will pay such employee’s beneficiaries one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have reached 65 years of age, subject to a maximum amount. Payments are made to the employee’s beneficiary on a semi-monthly basis. The purpose of the plan is to provide some financial security for the families of the participating employees, which assists the Company in attracting and retaining key employees. Benefit amounts under the plan are intended to provide a basic level of support for beneficiaries.

Amounts potentially payable to the beneficiaries of our Named Executive Officers pursuant to the SCP are described in “Potential Payments Upon Termination or Change of Control” beginning on page 32 of this proxy statement. To cover these potential obligations, we pay the premiums on life insurance policies covering the life of each participating employee. Such policies are owned by the Company and proceeds from such policies would be initially paid to the Company. Premiums paid on policies covering our Named Executive Officers in fiscal 2009 are reflected in the Summary Compensation Table located on page 25 of this proxy statement.

Fiscal 2010 Compensation Decisions

In light of the difficult market conditions being experienced by the Company, the Compensation Committee has elected to freeze salaries for our executives for fiscal 2010 at fiscal 2009 levels. Similarly, the Compensation Committee has elected to maintain the percentages of Company EBIT and divisional operating earnings used to fund our annual incentive bonus pools at 2009 levels. The Compensation Committee does not expect to make any long-term incentive awards during fiscal 2010, except in the case of new hires, promotions or other special circumstances. Finally, for the above reasons, the Compensation Committee determined that a benchmarking study from Mercer would not be necessary in setting these fiscal 2010 compensation levels.

Change of Control Benefits

Equity awards under our Incentive Plan are generally subject to accelerated vesting upon the occurrence of a “change of control” as defined in the applicable award agreement. Under the award agreements, a change of control is defined as (i) the acquisition by any person or entity of 50% or more of the outstanding shares of any single class of our Common Stock or 40% or more of outstanding shares of all classes of our Common Stock; (ii) a change in the composition of our Board such that the current members of the Board cease to constitute a majority of the Board; or (iii) the consummation of a merger, dissolution, asset disposition, consolidation or share exchange, unless (1) more than 50% of the stock following such transaction is owned by persons or entities who were stockholders of the Company prior to such transaction, (2) following such transaction, no person or entity owns 40% or more of the common stock of the corporation resulting from such transaction, and (3) a least a majority of the members of the resulting corporation’s board of directors were members of our Board. If a change of control occurs, any unvested outstanding stock options, restricted stock or RSUs would generally become immediately fully vested, and, in the case of stock options, exercisable or, the case of RSUs, payable. See “Potential Payments Upon Termination or Change of Control” on page 32 of this proxy statement. We believe the provision of these change of control benefits is generally consistent with market practice among our peers, is a valuable executive talent retention incentive and is consistent with the objectives of our overall executive compensation program. For example, the equity vesting provides employees with the same opportunities as stockholders, who are generally free to sell their equity at the time of the change of control event and thereby realize the value created at the time of the transaction.

Stock Ownership Guidelines

In order to align the interest of the Named Executive Officers with our stockholders, and to promote a long-term focus for the officers, the Board of Directors has adopted executive stock ownership guidelines for the officers of the Company and our subsidiaries.

The guidelines for the Named Executive Officers are expressed as a multiple of base salary as set forth below:

Name	Multiple of Salary Ownership Guidelines(1)
Steven R. Rowley	5X
Mark V. Dendle	3X
David B. Powers	3X
James H. Graass	3X
Gerald J. Essl	3X

(1)	Types of ownership counted toward the guidelines include the following:

•	Stock holdings in our PSRP;

•	Direct holdings;

•	Indirect holdings, such as shares owned by a family member residing in the same household; and

•	Shares represented by vested RSUs.

Our stock ownership guidelines for executives are expressed as a number of shares of our Common Stock. The number of shares is determined by multiplying the executive’s annual base salary on the date the executive becomes subject to the stock ownership guidelines by the applicable multiple and then dividing the product by the closing price of our Common Stock on the NYSE on the date the executive becomes subject to the policy. The amount is then rounded to the nearest 100 shares.

Once established, a participant’s ownership requirement generally does not change as a result of changes in his or her compensation or fluctuations in the price of our Common Stock but could change in the event of a promotion. Newly elected officers have five years to meet the applicable ownership requirement. Compliance with the ownership guidelines is reviewed annually by the Compensation Committee. Based on the current holdings of the Named Executive Officers, all of the Named Executive Officers have already achieved, or we anticipate that all such officers (other than Mr. Dendle) will achieve, their stock ownership goal within the five-year time frame.

Limitations on Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public corporations for compensation over $1,000,000 paid in any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers. However, this law exempts performance-based compensation from the deduction limit if certain requirements are met.

Our Incentive Plan has been approved by our stockholders and Compensation Committee and otherwise meets the requirements for performance-based compensation under Internal Revenue Code Section 162(m). The Eagle Annual Incentive Program is adopted under the structure of our Incentive Plan and is subject to the terms and conditions of that plan, including the requirements for performance-based compensation. The Compensation Committee generally seeks whenever possible to structure annual incentive and long-term incentive compensation awards, such as stock option grants under our Incentive Plan, in a manner that satisfies the Section 162(m) requirements, but reserves the right to award nondeductible compensation as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations no assurance can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under section 162(m) does in fact do so. All other compensation paid to the CEO and the other Named Executive Officers was below the limit described above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all fiscal 2007, 2008 and 2009 compensation earned by or paid to our Named Executive Officers, who consist of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at fiscal year-end.

Name and Principal Position	Fiscal Year Ended March 31,	Salary(1) ($)		Bonus ($)	Stock Awards(2) ($)		Option Awards(3) ($)		Non- Equity Incentive Plan Compensa- tion(4) ($)		Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen- sation(5) ($)		Total ($)
Steven R. Rowley,	2009		$800,000	—		$628,353		$1,811,647		$437,293	—		$116,146		$3,793,439
President and Chief Executive Officer	2008 2007	$ $	750,000 650,000	— —	$ $	266,521 461,596	$ $	1,269,471 548,019	$ $	778,314 1,456,912	— —	$ $	77,418 104,453	$ $	3,141,724 3,220,980
Mark V. Dendle, (6)	2009		$322,820	—		$118,305		$260,700		$122,442	—		$23,569		$847,836
Executive Vice President – Finance and Administration & CFO
David B. Powers,	2009		$325,000	—		$129,273		$446,967		$127,016	—		$35,361		$1,063,617
Executive Vice President – Gypsum	2008 2007	$ $	315,000 300,000	— —	$ $	52,687 90,519	$ $	309,260 91,395	$ $	377,829 1,042,912	— —	$ $	33,377 35,885	$ $	1,088,153 1,560,711
James H. Graass,	2009		$325,000	—		$127,189		$545,590		$163,984	—		$38,154		$1,199,917
Executive Vice President, General Counsel and Secretary	2008 2007	$ $	315,000 280,000	— —	$ $	37,656 85,323	$ $	500,695 345,855	$ $	297,824 557,492	— —	$ $	33,952 35,903	$ $	1,185,127 1,304,573
Gerald J. Essl,	2009		$325,000	—		$96,745		$377,676		$415,730	—		$73,307		$1,288,458
Executive Vice President – Cement/Aggregates and Concrete	2008 2007	$ $	300,000 275,000	— —	$ $	52,687 115,738	$ $	332,760 179,935	$ $	571,001 516,226	— —	$ $	31,941 34,748	$ $	1,288,389 1,121,647
Arthur R. Zunker, Jr., (7)	2009		$213,750	—		$5,211		$74,218		—	—		$28,912		$322,091
Senior Vice President – Finance, CFO and Treasurer	2008 2007	$ $	275,000 250,000	— —	$ $	37,656 89,898	$ $	145,896 207,484	$ $	727,244 706,157	— —	$ $	27,723 26,771	$ $	1,213,519 1,280,310

(1)	Includes amounts deferred on a pre-tax or after-tax basis at the election of the executive under our PSRP, which is described in greater detail under “Profit Sharing and Retirement Plan” on page 21 of this proxy statement.

(2)	The amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009; March 31, 2008; and March 31, 2007, as applicable, in accordance with FAS 123(R), of RSU awards and restricted stock awards made to the Named Executive Officer prior to the end of fiscal 2009, fiscal 2008 or fiscal 2007, as applicable. Assumptions used in the calculation of these amounts for fiscal 2009 are included in: (1) footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2009 included in the Fiscal 2009 Form 10-K; and (2) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Fiscal 2007 Form 10-K. The fiscal 2009 expense associated with stock awards made to each of the Named Executive Officers during the fiscal year ended March 31, 2009 was: Mr. Rowley - $504,177, Mr. Dendle - $60,989, Mr. Powers - $121,978, Mr. Graass - $121,978, and Mr. Essl - $89,451.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009; March 31, 2008; and March 31, 2007, as applicable, in accordance with FAS 123(R), of stock option awards made to the Named Executive Officer prior to the end of fiscal 2009, fiscal 2008 or fiscal 2007, as applicable. Assumptions used in the calculation of these amounts are included in: (1) footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2009 included in the Fiscal 2009 Form 10-K; (2) footnote (H) to the Company’s audited financial statements for the fiscal year ended March 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2008, or “Fiscal 2008 Form 10-K”; (3) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Fiscal 2007 Form 10-K; (4) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included in the Fiscal 2004 Form 10-K; and (5) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2003 included in the Fiscal 2003 Form 10-K. The fiscal 2009 expense associated with stock option awards made to each of the Named Executive Officers during the fiscal year ended March 31, 2009 was: Mr. Rowley - $1,713,900, Mr. Dendle - $208,788, Mr. Powers - $417,576, Mr. Graass - $417,576, and Mr. Essl - $295,783. The entire accounting expense for these fiscal 2009 awards was incurred in fiscal 2009, given that the vesting period and sole vesting date occurred in fiscal 2009. Stock option grants made in prior years often had longer vesting periods, multiple potential vesting dates, and, therefore, expenses spread over multiple years.

(4)	The amounts in this column represent payments to the Named Executive Officer under the applicable annual incentive compensation plan for the applicable fiscal year. The amounts do not reflect any dividend equivalent units which are paid to holders of our RSUs at any time we pay a cash dividend on our Common Stock (see footnote 5 below). For Mr. Powers, the amounts include the following payments made pursuant to an American Gypsum Long-Term Incentive Program that Mr. Powers participated in prior to becoming a Named Executive Officer: $52,016 in fiscal 2009; $70,208 in fiscal 2008; and $80,501 in fiscal 2007. These amounts were inadvertently excluded from Mr. Powers’ compensation in the Summary Compensation Table in the Company’s proxy statements for fiscal years 2008 and 2007.

(5)	The amounts shown in this column represent: (1) Company profit sharing contributions to the account of the Named Executive Officer under our PSRP; (2) Company contributions to the account of the Named Executive Officer under our SERP; (3) premium costs to the Company of life insurance policies obtained by the Company in connection with our SCP; and (4) wellness awards. The PSRP is described in greater detail under “Profit Sharing and Retirement Plan” on page 21 of this proxy statement. During fiscal 2009, the Named Executive Officers received the following employer profit sharing contributions with respect to the PSRP: Mr. Rowley - $22,862, Mr. Dendle - $19,735, Mr. Powers - $22,753, Mr. Graass - $22,862, Mr. Essl - $23,009, and Mr. Zunker - $23,059. The SERP is described in greater detail under “SERP” on page 22 of this proxy statement. During fiscal 2009, the Named Executive Officers received the following employer contributions with respect to the SERP: Mr. Rowley - $55,750, Mr. Powers - $9,250, Mr. Graass - $9,250, Mr. Essl - $8,875, and Mr. Zunker - $5,250. The SCP is described in greater detail under “Salary Continuation Plan” on page 22 of this proxy statement. During fiscal 2009, the Company paid premium costs in the following amounts for life insurance policies obtained under the SCP with respect to the Named Executive Officers: Mr. Rowley - $5,112, Mr. Dendle - $3,834, Mr. Powers - $2,525, Mr. Graass - $3,657, Mr. Essl - $2,375, and Mr. Zunker - $336. During fiscal 2009, the Company also paid wellness awards with respect to the Named Executive Officers: Mr. Powers - $445, Mr. Graass - $445, and Mr. Essl - $594. During fiscal 2009, Mr. Essl also received $38,066 in moving expenses. For fiscal 2009, the amounts in this column also include the value of dividend equivalent units which are credited to holders of our RSUs at any time we pay a cash dividend on our Common Stock. The value of the dividend equivalent units is not reflected in the “Stock Awards” column. The Named Executive Officers were paid dividend equivalent units in fiscal 2009 valued as follows: Mr. Rowley - $32,422, Mr. Powers - $388, Mr. Graass - $1,940, Mr. Essl - $388, and Mr. Zunker - $267.

(6)	Mr. Dendle joined the Company as Executive Vice President – Finance & Administration and Chief Financial Officer on June 10, 2008; however, he resigned from the Company effective June 12, 2009.

(7)	Mr. Zunker became Senior Vice President and Treasurer on June 10, 2008 and retired from the Company on December 31, 2008.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made during fiscal 2009 to the Named Executive Officers.

Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)(1)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				and Option Awards(2)
Steven R. Rowley	5/19/08 8/21/08 8/21/08	— — —	$437,293 — —		— — —	— — —	— — —	— 197,000 31,000	(3) (4)	$	— 26.70 —	$ $	— 1,713,900 828,940
Mark V. Dendle	5/19/08 6/10/08 6/10/08 8/21/08 8/21/08	— — — — —	$122,442 — — — —		— — — — —	— — — — —	— — — — —	— 15,000 100,000 24,000 3,750	(5) (6) (3) (4)	$ $	— — 34.30 26.70 —	$ $ $	— — 1,082,000 208,788 100,275
David B. Powers	5/19/08 8/21/08 8/21/08	— — —	$75,000 — —	(7)	— — —	— — —	— — —	— 48,000 7,500	(3) (4)	$	— 26.70 —	$ $	— 417,576 200,550
James H. Graass	5/19/08 8/21/08 8/21/08	— — —	$163,984 — —		— — —	— — —	— — —	— 48,000 7,500	(3) (4)	$	— 26.70 —	$ $	— 417,576 200,550
Gerald J. Essl	5/19/08 8/21/08 8/21/08	— — —	$415,730 — —		— — —	— — —	— — —	— 34,000 5,500	(3) (4)	$	— 26.70 —	$ $	— 295,783 147,070
Arthur R. Zunker, Jr.	—	—	—		—	—	—	—			—		—

(1)	The amounts in this column represent the annual incentive payments paid to the Named Executive Officers pursuant to the Eagle Annual Incentive Program, the Divisional Annual Incentive Bonus Programs or the Special Situation Program, as applicable, for fiscal year 2009. These incentive programs are described in greater detail under “Annual Incentive Bonus” beginning on page 17 of this proxy statement.

(2)	The amounts included in this column reflect grant date fair value of the award, calculated in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote (J) to the Company’s audited financial statements for the fiscal year ended March 31, 2009 included in the Fiscal 2009 Form 10-K.

(3)	These amounts represent grants of stock options to purchase shares of Common Stock made on August 21, 2008 under our Incentive Plan. The vesting of the stock options was subject to the Company’s achievement of certain levels of EBITDA and safety metrics for the nine months ended March 31, 2009 as described in the Current Report on Form 8-K that we filed with the SEC on August 27, 2008. These stock options are described in greater detail under “Long-Term Incentive Compensation—Fiscal 2009 Grant” beginning on page 20 of this proxy statement.

(4)	These amounts represent grants of RSUs made on August 21, 2008 under our Incentive Plan. The vesting of the RSUs was subject to the Company’s achievement of certain levels of EBITDA and safety metrics for the nine months ended March 31, 2009 as described in the Current Report on Form 8-K that we filed with the SEC on August 27, 2008. These RSUs are described in greater detail under “Long-Term Incentive Compensation—Fiscal 2009 Grant” beginning on page 20 of this proxy statement. Mr. Dendle’s RSUs were forfeited upon his resignation from the Company effective June 12, 2009.

(5)	This amount represents a restricted stock award of 15,000 shares of Common Stock made to Mr. Dendle on June 10, 2008 under our Incentive Plan. On June 10, 2009, 2,143 of such shares vested. Mr. Dendle resigned from the Company effective June 12, 2009; therefore, the remaining shares have been forfeited.

(6)	This amount represents a grant of stock options to purchase shares of Common Stock made to Mr. Dendle on June 10, 2008 under our Incentive Plan. None of this grant vested prior to Mr. Dendle’s resignation from the Company effective June 12, 2009; therefore, the entire grant has been forfeited.

(7)	Includes $43,466 paid to Mr. Powers pursuant to the Eagle Materials Inc. Special Situation Program for Fiscal Year 2009, which is described in greater detail under “Annual Incentive Bonus—Annual Performance Evaluation” beginning on page 18 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding at the end of fiscal 2009 for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven R. Rowley	82,776	—		—	$11.763	05/08/2013		12,858	(2)	$311,807	—	—
	50,670	—		—	$23.420	06/26/2011		45,519	(3)	$1,126,461	—	—
	20,646	—		—	$23.300	08/04/2011		—		—	—	—
	51,245	—		—	$29.076	06/09/2012		—		—	—	—
	14,755	—		—	$62.830	05/09/2016		—		—	—	—
	—	—		500,000	$47.530	06/20/2014		—		—	—	—
	197,000	—		—	$26.695	08/21/2015		—		—	—	—
Mark V. Dendle	24,000	—		—	$26.695	08/21/2015	(4)	3,750	(6)	$90,938	—	—
	—	—		100,000	$34.300	06/10/2014	(5)	15,000	(7)	$363,750	—	—
David B. Powers	19,866	—		—	$9.574	10/24/2012		7,500	(6)	$181,875	—	—
	16,305	—		—	$29.076	06/09/2012		—		—	—	—
	4,695	—		—	$62.830	05/09/2016		—		—	—	—
	—	—		122,000	$47.530	06/20/2014		—		—	—	—
	48,000	—		—	$26.695	08/21/2015		—		—	—	—
James H. Graass	92,709	—		—	$7.267	10/26/2010		7,500	(6)	$181,875	—	—
	92,709	—		—	$8.145	05/10/2011		—		—	—	—
	92,709	—		—	$13.425	05/09/2012		—		—	—	—
	49,665	—		—	$11.763	05/08/2013		—		—	—	—
	13,818	—		—	$23.420	06/26/2011		—		—	—	—
	5,634	—		—	$23.300	08/04/2011		—		—	—	—
	11,647	—		—	$29.076	06/09/2012		—		—	—	—
	3,354	—		—	$62.830	05/09/2016		—		—	—	—
	—	—		122,000	$47.530	06/20/2014		—		—	—	—
	48,000	—		—	$26.695	08/21/2015		—		—	—	—
Gerald J. Essl	49,665	—		—	$11.763	05/08/2013		5,500	(6)	$133,375	—	—
	16,890	—		—	$23.420	06/26/2011		—		—	—	—
	6,882	—		—	$23.300	08/04/2011		—		—	—	—
	16,305	—		—	$29.076	06/09/2012		—		—	—	—
	4,695	—		—	$62.830	05/09/2016		—		—	—	—
	1,000	4,000	(8)	—	$49.770	05/04/2014		—		—	—	—
	—	—		87,000	$47.530	06/20/2014		—		—	—	—
	34,000	—		—	$26.695	08/21/2015		—		—	—	—
Arthur R. Zunker, Jr.	13,496	—		—	$11.763	12/31/2010	(9)	—		—	—	—
	16,890	—		—	$23.420	12/31/2010	(9)	—		—	—	—
	6,882	—		—	$23.300	12/31/2010	(9)	—		—	—	—
	11,647	—		—	$29.076	12/31/2010	(9)	—		—	—	—
	3,354	—		—	$62.830	12/31/2010	(9)	—		—	—	—

(1)	Based on the closing price per share of Common Stock on the NYSE on March 31, 2009 ($24.25).

(2)	Represents the remaining unvested shares under a restricted stock grant of 45,000 shares made to Mr. Rowley on September 18, 2003 under our Incentive Plan. On September 18, 2008, 6,429 of such shares vested, and the remaining shares will vest as follows: 6,429 on September 18, 2009; and 6,429 on September 18, 2010.

(3)	Represents earned RSUs, 31,165 shares of which become payable to Mr. Rowley in shares of Common Stock on August 21, 2009, and 15,452 shares of which become payable in shares of Common Stock on March 31, 2010.

(4)	This entire grant vested on March 31, 2009, prior to Mr. Dendle’s resignation from the Company effective June 12, 2009; therefore, pursuant to the option agreement between Mr. Dendle and the Company, this option grant will expire 90 days following the effective date of his resignation.

(5)	None of this grant vested prior to Mr. Dendle’s resignation from the Company effective June 12, 2009; therefore, pursuant to the option agreement between Mr. Dendle and the Company, this entire option grant was forfeited.

(6)	This represents earned RSUs, all of which become payable in shares of Common Stock on August 21, 2009, except for Mr. Dendle’s, which were forfeited upon his resignation from the Company effective June 12, 2009 and will not become payable in shares.

(7)	Represents the unvested shares (as of March 31, 2009) under a restricted stock grant of 15,000 shares made to Mr. Dendle on June 10, 2008 under our Incentive Plan. On June 10, 2009, 2,143 of such shares vested. Upon Mr. Dendle’s resignation from the Company effective June 12, 2009, the remaining shares were forfeited.

(8)	Represents options to purchase 5,000 shares of Common Stock granted to Mr. Essl during fiscal 2008 that vest ratably over 5 years.

(9)	On August 5, 2008, the Compensation Committee approved the extension of Mr. Zunker’s rights under his outstanding stock option agreements through the two-year period following Mr. Zunker’s retirement date, which occurred on December 31, 2008. The modifications to Mr. Zunker’s stock option agreements are described in greater detail in the Current Report on Form 8-K that we filed with the SEC on August 11, 2008 and under the heading “Chief Financial Officer” on page 16 of this proxy statement.

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock or restricted stock units during fiscal 2009 for each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)		Value Realized on Vesting(2) ($)
Steven R. Rowley	—	—	25,932	(3)	$649,038
Mark V. Dendle	—	—	—		—
David B. Powers	—	—	333		$8,075
James H. Graass	—	—	1,407		$34,120
Gerald J. Essl	—	—	333		$8,075
Arthur R. Zunker, Jr.	—	—	237		$5,747

(1)	Except for Mr. Rowley, all of the amounts in this column represent shares of Common Stock received by the Named Executive Officer in connection with the payment of shares in accordance with the terms of previously granted RSUs. A portion of the RSUs were dividend equivalent units which are credited to holders of our RSUs at any time we pay a cash dividend on our Common Stock. Dividend equivalent units reflected in this column are as follows: Mr. Rowley - 1,337, Mr. Powers - 16, Mr. Graass - 80, Mr. Essl - 16, and Mr. Zunker - 11.

(2)	The amounts in this column represent the dollar value of the stock award valued at the closing price of our Common Stock on the vesting date of such shares.

(3)	This amount includes 6,429 shares of Common Stock for which restrictions lapsed during fiscal 2009 under the terms of Mr. Rowley’s restricted stock grant dated September 18, 2003; and 19,503 shares of Common Stock received by Mr. Rowley in connection with the payment of shares in accordance with the terms of previously granted RSUs (including dividend equivalent units noted in footnote 1 above).

Nonqualified Deferred Compensation

In FY 2009

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Steven R. Rowley	—	$55,750	($172,114)	—	$370,987
Mark V. Dendle	—	—	—	—	—
David B. Powers	—	$9,250	($5,402)	—	$23,617
James H. Graass	—	$9,250	($13,884)	—	$52,099
Gerald J. Essl	—	$8,875	$10,861	—	$278,990
Arthur R. Zunker, Jr.	—	$5,250	($71,301)	$46,507	$422,560

(1)	The amounts in this column represent contributions made by the Company for the account of the Named Executive Officers during fiscal 2009 under our SERP. The SERP is an unfunded, non-qualified plan for certain executives of the Company. Under the SERP, the Company makes contributions to the account of the executive in an amount substantially equal to the additional contributions he or she would have received under the PSRP had 100% of his or her annual salary been eligible for a profit sharing contribution. The SERP is described in greater detail under “SERP” on page 22 of this proxy statement. The amounts in this column are reflected in the “All Other Compensation” column of the Summary Compensation Table located on page 25 of this proxy statement.

(2)	The Company also maintains the Eagle Materials Inc. Deferred Compensation Plan. Under this Deferred Compensation Plan, eligible executives were allowed to defer the receipt of a portion of their salary or annual bonus for fiscal 2001, up to 75% of such amounts. For fiscal years after fiscal 2001, the Deferred Compensation Plan was closed to additional employee deferrals. Amounts under the Deferred Compensation Plan are payable at a date certain or upon the participant’s termination of employment, disability or death in the form of a lump sum or installments as elected pursuant to the terms of the plan. Such amounts are not subject to the six month delay applicable to key employees under Internal Revenue Code Section 409A. The earnings in this column reflect earnings or losses on balances in the Named Executive Officer’s SERP account and Deferred Compensation Plan account. A Named Executive Officer may designate how his account balances are to be invested by selecting among the investment options available under our PSRP, with the exception of the Common Stock fund. Because these earnings are not “above market,” they are not included in the Summary Compensation Table on page 25 of this proxy statement. The table below shows the investment options available under our PSRP (other than the Common Stock fund) and the annual rate of return for the 12 month period ended March 31, 2009, as reported to us by the administrator of the plan.

Fund	Rate of Return
ABF Large Cap Value	(41.73%)
Fidelity Dividend Growth Fund	(42.05%)
Fidelity Equity Income II Fund	(43.60%)
Legg Mason Partners Aggressive Growth A	(39.75%)
Spartan U.S. Equity Index Fund	(38.08%)
TCW Select Equity Fund – Class N	(27.39%)
Fidelity Growth Strategies	(37.63%)
Fidelity Low Price Stock Fund	(36.34%)
JP Morgan Diversified Midcap Growth Fund – Class A	(35.32%)
Spartan Extended Market Index Fund	(38.48%)
ABF Small Cap Value PA	(39.37%)
Baron Small Cap Fund	(36.10%)
Dreyfus Founders Discovery Fund	(37.67%)
Fidelity Diversified International Fund	(46.53%)
Fidelity Freedom 2000 Fund	(13.60%)
Fidelity Freedom 2010 Fund	(25.06%)
Fidelity Freedom 2020 Fund	(31.39%)
Fidelity Freedom 2030 Fund	(36.25%)
Fidelity Freedom 2040 Fund	(38.20%)
Fidelity Freedom Income Fund	(11.97%)
Fidelity Managed Income Portfolio	3.14%
Fidelity Short Term Bond	(2.14%)
Fidelity US Bond Index Fund	2.68%
Fidelity Retirement Money Market	2.28%

(3)	The amounts in this column represent the sum of: (i) the balance in the Named Executive Officer’s account under the SERP; and (ii) the balance in the Named Executive Officer’s account under the Company’s Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following is a summary of the potential payments payable to the Named Executive Officers (other than Mr. Zunker, who retired from the Company on December 31, 2008) upon termination of employment or a change of control of the Company under current compensation programs. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination or in the event of death or disability and change of control is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 31, 2009, and are therefore estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our Common Stock and the executive’s age.

Payments Made Upon Any Termination

Deferred Compensation. The amounts shown in the table below do not include distribution of plan balances under our Deferred Compensation Plan or SERP. These balances are shown in the Nonqualified Deferred Compensation in FY 2009 Table on page 31 of this proxy statement.

Death and Disability. A termination of employment due to death or disability does not entitle the Named Executive Officer to any payments or benefits that are not available to salaried employees generally, except for benefits payable to the beneficiaries of the Named Executive Officers in the event of termination due to death under our Salary Continuation Plan. A description of our Salary Continuation Plan is set forth under “Salary Continuation Plan” on page 22 of this proxy statement.

Accrued Pay and Profit Sharing Plan Benefits. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or relate to equity grants that have already vested. These include:

•	accrued salary and vacation pay through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•

option grants received under the Incentive Plan which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable Nonqualified Stock Option Agreement);

•

restricted stock grants or restricted stock unit grants received under the Incentive Plan which have already vested prior to the date of termination (subject to the terms of the applicable Restricted Stock or Restricted Stock Unit Agreement); and

•	unused vacation pay.

Type of Payment	Involuntary Termination or Voluntary Termination (non Change of Control) ($)	Death or Disability ($)		Change of Control(1) ($)
Steven R. Rowley
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—		—	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—		$1,103,836	(3)
Restricted Stock Award
Unvested and Accelerated Awards	—	—		$311,807	(4)
Benefits
Salary Continuation Plan Payments	—	$1,500,000	(5)	—

ROWLEY TOTAL	—	$1,500,000		$1,415,643

Type of Payment	Involuntary Termination or Voluntary Termination (non Change of Control) ($)		Death or Disability ($)		Change of Control(1) ($)
Mark V. Dendle
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—		—		—	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—		—		$90,938	(3)
Restricted Stock Award
Unvested and Accelerated Awards	—		—		$363,750	(4)
Benefits
Salary Continuation Plan Payments	—	(6)	$1,500,000	(5)	—

DENDLE TOTAL	—		$1,500,000		$454,688
David B. Powers
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—		—		—	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—		—		$181,875	(3)
Benefits
Salary Continuation Plan Payments	—		$1,137,500	(5)	—

POWERS TOTAL	—		$1,137,500		$181,875
James H. Graass
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—		—		—	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—		—		$181,875	(3)
Benefits
Salary Continuation Plan Payments	—		$1,500,000	(5)	—

GRAASS TOTAL	—		$1,500,000		$181,875
Gerald J. Essl
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—		—		—	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—		—		$133,375	(3)
Benefits
Salary Continuation Plan Payments	—		$1,137,500	(5)	—

ESSL TOTAL	—		$1,137,500		$133,375

AGGREGATE TOTAL FOR NAMED EXECUTIVE OFFICERS	—		$6,775,000		$2,367,456

(1)	The definition of “Change of Control” is described under “Change of Control Benefits” on page 23 of this proxy statement.

(2)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change of control based on the amount, if any, that the closing price of our Common Stock on March 31, 2009 ($24.25) exceeds the exercise price of the stock option.

(3)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change of control, based on the closing price of our Common Stock on March 31, 2009 ($24.25). With respect to Mr. Dendle, upon Mr. Dendle’s resignation from the Company effective June 12, 2009, his RSUs were forfeited.

(4)	Represents the dollar value of the restricted stock for which restrictions will lapse upon a change of control based on the closing price of our Common Stock on March 31, 2009 ($24.25). With respect to Mr. Dendle, 2,143 of his grant of 15,000 shares of restricted stock vested on June 10, 2009. Upon his resignation from the Company effective June 12, 2009, the remainder of his restricted stock grant was forfeited.

(5)	Under the terms of our SCP, in the event of a Named Executive Officer’s death while employed by the Company, such Named Executive Officer’s beneficiaries would receive the following payments, which would be paid from the proceeds of a life insurance policy purchased by the Company covering such Named Executive Officer (calculated based on fiscal 2009 salaries):

a.	Rowley – $800,000 in a lump sum payment plus $400,000 per year until the beneficiaries have received a total of $1,500,000 in payments.

b.	Dendle – $400,000 in a lump sum payment plus $200,000 per year until the beneficiaries have received a total of $1,500,000 in payments.

c.	Powers – $325,000 in a lump sum payment plus $162,500 per year until the date Mr. Powers would have reached 65.

d.	Graass – $325,000 in a lump sum payment plus $162,500 per year until the beneficiaries have received a total of $1,500,000 in payments.

e.	Essl – $325,000 in a lump sum payment plus $162,500 per year until the date Mr. Essl would have reached 65.

(6)	Mr. Dendle resigned from the Company effective June 12, 2009. The Compensation Committee approved the continued payment of Mr. Dendle’s salary for the six (6) month period following the effective date of his resignation (an aggregate of $200,000). See “Chief Financial Officer” on page 16 of this proxy statement.

STOCK OWNERSHIP

Management

We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting by: (a) each director, (b) each of our current executive officers and (c) by all directors and executive officers of the Company as a group (13 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

Amount and Nature of Beneficial Ownership (1)

	Number of Shares Beneficially Owned(2)	Percentage of Common Stock
F. William Barnett	68,764	*
Robert L. Clarke(3)	102,565	*
O.G. Dagnan	98,615	*
William R. Devlin(4)	25,667	*
Gerald J. Essl	155,880	*
James H. Graass	419,850	*
Laurence E. Hirsch(5)	1,593,517	3.6%
Frank W. Maresh	24,677	*
Michael R. Nicolais(6)	70,410	*
David B. Powers	96,021	*
David W. Quinn	70,652	*
Steven R. Rowley(7)	715,034	1.6%
Richard R. Stewart(8)	20,877	*
All current directors, nominees and executive officers as a group (13 persons)	3,462,529	7.7%

*	Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(2)	Amounts include the following shares of Common Stock that may be acquired upon exercise of stock options awarded under our Incentive Plan: Mr. Barnett – 68,764 shares; Mr. Clarke – 48,273 shares; Mr. Dagnan – 50,054 shares; Mr. Devlin – 20,904 shares; Mr. Essl – 129,437 shares; Mr. Graass – 410,245 shares; Mr. Hirsch – 75,008 shares; Mr. Maresh – 24,677 shares; Mr. Nicolais – 54,476 shares; Mr. Powers – 88,866 shares; Mr. Quinn – 52,391 shares; Mr. Rowley – 417,092 shares; Mr. Stewart – 14,877 shares; and all directors and executive officers of the Company as a group (13 persons) – 1,479,064 shares. In addition, this table includes shares of Common Stock that are held for the account of participants as of June 10, 2009, pursuant to the Common Stock fund of the PSRP, as follows: Mr. Rowley – 4,251 shares; Mr. Graass – 751 shares; Mr. Powers – 1,490 shares; Mr. Devlin – 915 shares; and all directors and executive officers of the Company as a group (13 persons) – 7,407 shares. These amounts do not include the RSUs previously granted to the non-employee directors (including dividend equivalent units accrued since the date of grant) disclosed in the table on page 8 of this proxy statement.

(3)	Includes 54,292 shares pledged as collateral for a loan.

(4)	Includes 1,200 shares of Common Stock held in Mr. Devlin’s IRA.

(5)	Includes 845,546 shares of Common Stock owned by Highlander. Also includes 5,173 shares of Common Stock owned by Hirsch Family Partnership No. 1, Ltd.; and 5,173 shares of Common Stock owned by Hirsch Family Partnership No. 2, Ltd., with respect to which Mr. Hirsch disclaims beneficial ownership.

(6)	Includes (a) 1,386 shares of Common Stock owned by Mr. Nicolais’ wife; (b) 1,550 shares of Common Stock owned by the profit sharing plan of Mr. Nicolais’ employer; (c) 3,500 shares of Common Stock held in Mr. Nicolais’ IRA; (d) 555 shares of Common Stock held in trust (Mr. Nicolais’ wife is trustee) for their daughter; and (e) 555 shares of Common Stock held in trust (Mr. Nicolais’ wife is trustee) for their son. Mr. Nicolais has disclaimed beneficial ownership of the shares of Common Stock held in trust.

(7)	Includes (a) 12,858 shares of Common Stock representing the remaining unvested shares under a restricted stock award originally made to Mr. Rowley on September 18, 2003; and (b) 280,833 shares pledged as collateral for a loan.

(8)	Includes 6,000 shares owned by Stewart Family Trust.

Certain Beneficial Owners

The table below provides information regarding the only persons we know of who are the beneficial owners of more than five percent of our Common Stock. The number of shares of Common Stock shown in the table as beneficially owned by each person as of the most recent practicable date, which is generally the date as of which information is provided in the most recent beneficial ownership report filed by such person with the SEC. The percentage of our Common Stock shown in the table as owned by each person is calculated in accordance with applicable SEC rules based on the number of outstanding shares of Common Stock as of June 10, 2009, the record date for our annual meeting of stockholders.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
Adage Capital Partners, L.P.(1) 200 Clarendon Street, 52nd Floor Boston, MA 02116	4,130,419	9.5%
Iridian Asset Management LLC(2) 276 Post Road West Westport, CT 06880-4704	3,563,460	8.2%
Samana Capital, L.P. (3) 283 Greenwich Avenue Greenwich, CT 06830	3,291,461	7.5%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	2,392,504	5.5%
Ash Grove Cement Company(5) 11011 Cody Overland Park, KS 66210	2,194,298	5.0%

(1)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 17, 2009. Also included in the Schedule 13G/A as having shared voting and dispositive power with Adage Capital Partners, L.P. (“ACP”) with respect to the reported shares are the following: (i) Adage Capital Partners, GP, L.L.C. (“ACPGP”); (ii) Adage Capital Advisors, L.L.C. (“ACA”); Robert Atchinson (“Mr. Atchinson”); and Phillip Gross (“Mr. Gross”). Mr. Atchinson, Mr. Gross and ACA are managing members of ACPGP; and ACPGP, Mr. Atchinson, Mr. Gross and ACA are general partners of ACP.

(2)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 4, 2009. Also included in the Schedule 13G/A as having shared voting and dispositive power with Iridian Asset Management LLC (“Iridian”) with respect to the reported shares are the following: (i) BIAM (US) Inc. (“BIAM”); (ii) BancIreland (US) Holdings, Inc. (“BancIreland”); (iii) BIAM Holdings (“Holdings”); and (iv) The Governor and Company of the Bank of Ireland (“Bank of Ireland”). Iridian serves as investment advisor with respect to the reported shares. Bank of Ireland is the sole shareholder of Holdings, which is the sole shareholder of BancIreland, which is the sole shareholder of BIAM, which is the controlling member of Iridian. The address of Bank of Ireland and Holdings is Head Office, Lower Baggot Street, Dublin 2, Ireland. The address of BancIreland and BIAM is Liberty Park #15, 282 Route 101, Amherst, NH 03110.

(3)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 17, 2009. Of the shares reported in the Schedule 13G/A, (i) Samana Capital, L.P. (“SC”) has shared voting and dispositive power with respect to 2,854,927 shares; and (ii) Morton Holdings, Inc. (“MH”) and Philip B. Korsant have shared voting and dispositive power with respect to 3,291,461 shares. MH is the general partner of SC.

(4)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 17, 2009. Of the shares reported in the Schedule 13G/A, (i) Morgan Stanley (“MS”) has sole voting power with respect to 2,201,116 shares; (ii) MS has sole dispositive power with respect to 2,392,504 shares; (iii) Morgan Stanley Investment Management Inc. (“MSIM”) has sole voting power with respect to 2,150,323 shares; and (iv) MSIM has sole dispositive power with respect to 2,246,538 shares. The address of MSIM is 522 Fifth Avenue, New York, NY 10036.

(5)	Based solely on the information contained in a Schedule 13D filed with the SEC on August 19, 2008. Of the shares reported in the Schedule 13D, (i) Ash Grove Cement Company (“Ash Grove”) has sole voting power with respect to 2,194,298 shares; (ii) Ash Grove has sole dispositive power with respect to 2,194,298 shares; and (iii) Robert Sunderland, James P. Sunderland, Charles T. Sunderland, and Kenton W. Sunderland have shared voting and dispositive power with respect to 2,194,298. Ash Grove is a private company controlled by various family trusts and partnerships for the benefit of Paul Sunderland and his descendants (collectively, the “Sunderland Family Trusts”). Each of Robert Sunderland, James P. Sunderland, Charles T. Sunderland, and Kenton W. Sunderland is a beneficiary of certain Sunderland Family Trusts and a trustee of certain Sunderland Family Trusts.

Related Party Transactions

Our code of conduct adopted by the Board, which we refer to as “Eagle Ethics,” includes provisions addressing conflicts of interest which arise when a director, officer, or employee has an interest in a transaction in which the Company is a participant. Eagle Ethics defines a conflict of interest as an activity, investment or association that interferes or might appear to interfere with the judgment or objectivity of an officer or employee in performing his or her job in the best interests of the Company and our shareholders.

Under Eagle Ethics, officers or employees are encouraged to consult with their supervisors regarding any matter that may involve a conflict of interest. In addition, Eagle Ethics requires that prior approval of both the supervisor of an officer or employee and the president of the Eagle business unit in which such officer or employee is employed before: (1) obtaining an ownership interest in, or position with, an Eagle supplier, contractor, customer or competitor, subject to certain exceptions relating to the ownership of publicly traded securities; (2) employing any relatives where there is either a direct or indirect reporting relationship or a substantial amount of interaction between the relatives on the job; or (3) establishing a business relationship between Eagle and a company in which the officer or employee or his or her relative has an ownership interest or holds a position.

In addition to the above policies included in Eagle Ethics, we have implemented certain informal processes in connection with transactions with related persons. For example, the Company’s legal staff is primarily responsible for the development of processes to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in the transaction. In addition, all of our employees, executive officers and directors are required to disclose any conflicts of interest in an annual certification reviewed by our Legal Department. After disclosure, some conflicts of interest may be resolved through implementing appropriate controls for our protection. Depending on the identity of the officer or employee involved in a transaction creating a potential conflict of interest, the conflict of interest may be resolved by the Company’s legal staff or may be referred to the Audit Committee. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. Such consent may be subject to appropriate controls intended to ensure that transaction as implemented is not adverse to the Company. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship. If a potential conflict arises concerning a director or officer of the Company, the potential conflict is disclosed to the Chair of the Audit Committee of the Board for review and disposition. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the annual proxy statements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

Based solely on our review of the copies of such forms we received with respect to fiscal 2009 or written representations from certain reporting persons, the Company believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2009 applicable to such persons.

Code of Conduct

The Company’s code of conduct, Eagle Ethics, applies to all of the Company’s employees, including the Company’s officers. Eagle Ethics also applies to the Board of Directors. The Company’s code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.

All of the Company’s employees and directors are required to certify to the Company, on an annual basis, that they have complied with the Company’s code of conduct without exception or, if they have not so complied, to list the exceptions.

The Company has posted the text of its code of conduct on its Internet website at www.eaglematerials.com (click on “Investor Relations”, then on “Corporate Governance”, then on “Eagle Ethics” under the heading “Code of Ethics”). Additionally, the Company will provide without charge a copy of the code of conduct to any person upon written request to our Secretary at our principal executive office.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, which we refer to as Ernst & Young, audited the Company’s financial statements for the fiscal years ended March 31, 2007, 2008 and 2009.

Ernst & Young reports directly to our Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the Audit Committee, or, for such services that do not exceed $50,000, by a member of the Audit Committee. Any such member must report the pre-approval at the next Audit Committee meeting. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2009 and 2008, all of which services have been approved by the Audit Committee:

Fiscal Year Ended March 31,	Audit Fees(1)	Audit Related Fees(2)	Tax Fees	All Other Fees	Total
2009	$714,587	$74,000	$85,000	—	$873,587
2008	$672,000	$74,000	—	—	$746,000

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

(2)	Includes fees for benefit plan audits.

AUDIT COMMITTEE REPORT

To the Board of Directors of Eagle Materials Inc.:

We have reviewed and discussed with management the audited financial statements of Eagle Materials Inc. as of and for the fiscal year ended March 31, 2009.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Annual Report of Eagle Materials Inc. on Form 10-K for the fiscal year ended March 31, 2009.

Audit Committee

David W. Quinn, Chairman

Robert L. Clarke

Frank W. Maresh

PROPOSAL NO. 2: RE-APPROVAL OF THE MATERIAL TERMS OF

THE PERFORMANCE GOALS UNDER OUR INCENTIVE PLAN

Introduction

Our Incentive Plan was initially adopted by the stockholders of the Company on January 8, 2004, and was subsequently amended as of July 27, 2004 and February 25, 2006. In addition, on May 19, 2009, our Board of Directors adopted certain additional amendments to the Incentive Plan to address regulatory changes and other matters of a largely administrative nature, including the revisions described below in “Material Terms of the Performance Goals—Business Criteria.” None of these prior amendments required stockholder approval under the terms of the Incentive Plan or the rules of the NYSE.

On May 19, 2009, the Board of Directors also approved certain other amendments to the Incentive Plan relating to a proposed increase in the number of shares available under the Incentive Plan, which are further described in “Proposal No. 3: Approval of Amendment to Increase Shares Available Under our Incentive Plan” beginning on page 42 below. These amendments will take effect if stockholder approval of Proposal No. 3 is obtained at the Annual Meeting.

The Incentive Plan provides us with the means to further the interest of the Company and our stockholders by providing incentives to key employees and directors who contribute materially to the success and profitability of the Company. Under the Incentive Plan, we are able to grant cash and equity incentive compensation to the Company’s employees and directors to recognize and reward outstanding performance and individual contribution in a manner that links the compensation of the individual to the performance of both the individual and the Company. The Compensation Committee may, at its discretion, award stock options, stock appreciation rights, stock awards, or cash awards under the Incentive Plan. In addition, any of these awards may be made in the form of a performance award, where the award is subject to the attainment of one or more pre-established, objective performance goals.

Section 162(m), which we refer to as “Section 162(m),” of the Internal Revenue Code places a limit of $1,000,000 on our federal income tax deduction for compensation paid in a taxable year to our Chief Executive Officer and our three other most highly-compensated officers (other than our Chief Financial Officer). There is an exception, however, that excludes from this limitation certain performance-based compensation. In particular, qualified performance-based compensation is not subject to the deduction limit, and is therefore fully deductible if several conditions are met. One of these conditions under Section 162(m) is that the stockholders must approve the material terms of the performance goals no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved those terms. In order for the awards made pursuant to the Incentive Plan to continue to meet the exception to the deduction limit, the material terms of the performance goals under the Incentive Plan must be approved at this Annual Meeting.

Purpose of the Proposal

As discussed in “Proposal No. 3: Approval of Amendment to Increase Shares Available Under our Incentive Plan—Limitations on Tax Deductibility of Compensation” on page 48 of this proxy statement, the Compensation Committee generally seeks whenever possible to structure annual incentive and long-term incentive compensation awards paid to executives in a manner that satisfies the Section 162(m) requirements, but reserves the right to award nondeductible compensation as it deems appropriate.

The material terms of the performance goals of the Incentive Plan were approved by our stockholders when the Incentive Plan was first adopted in 2004. As noted above, on May 19, 2009, our Board of Directors adopted certain amendments to the Incentive Plan, including certain minor changes to the performance goals of the Incentive Plan. These amendments were intended simply to clarify the language of the performance goals, and the material terms of the performance goals have not been amended since adoption by the stockholders in 2004. As discussed above, in order for certain awards under the Incentive Plan to continue to qualify under Section 162(m), we are seeking re-approval of the material terms of the performance goals. This approval will allow the Company to continue to deduct for federal income tax purposes the compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than the Chief Financial Officer) under the Incentive Plan based on these performance goals. The Company is not seeking to make any changes with respect to the material terms of the performance goals at this time.

Material Terms of the Performance Goals

Under Section 162(m), the material terms of the performance goals under the Incentive Plan that must be re-approved are (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to awards under the plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that may be paid to any employee subject to Section 162(m) upon achievement of the performance goals applicable to an award under the plan.

Eligible Class

Persons eligible to be considered for awards under the Incentive Plan are our directors and all employees of the Company and certain of our subsidiaries and joint ventures who hold positions of responsibility and whose performance, in the judgment of our Compensation Committee, can have a significant effect on the Company and the success of our affiliates. The Compensation Committee selects the participants in the Incentive Plan from time to time as evidenced by awards under the Incentive Plan.

Business Criteria

The business criteria that may be used to establish the Incentive Plan’s performance goals are:

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization (EBITDA);

•	economic value added;

•	net income measures (including, but not limited to, income after capital costs and income before or after taxes);

•	operating income;

•	cash flow measures;

•	return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, and return on average equity);

•	operating measures (including, but not limited to, sales volumes, production volumes and production efficiency);

•	expense measures (including, but not limited to, overhead costs and general and administrative expenses);

•	margins; and

•	corporate values measures (including, but not limited to, ethics compliance, environmental, and safety).

These business criteria may be applied to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole. Goals may also be based on performance relative to a peer group of other companies. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criteria.

As discussed above, the performance goals described above have been in effect since 2004. However, on May 19, 2009, the Board of Directors revised the language of the performance goals relating to “operating measures” and “corporate values measures” to include the phrase “but not limited to” in the parenthetical phrase that lists examples of each such measure. This change was merely intended to conform the language used to describe these measures to that used for the other measures that provide specific examples, and was not intended as a substantive change.

Maximum Amount

Under the Incentive Plan, no employee may be granted during any fiscal year:

•	stock options or SARs (including performance awards) covering more than 600,000 shares of Common Stock;

•	stock awards (including performance awards) covering more than 300,000 shares of Common Stock; or

•	cash awards (including performance awards) in respect of any fiscal year having a value determined on the grant date in excess of $3,000,000.

We are asking you to re-approve the material terms of the performance goals included in our Incentive Plan. Approval requires the favorable vote of a majority of the votes cast. If the stockholders do not approve this Proposal, only the tax characteristics of awards granted under the Incentive Plan will be impacted, not the ability of the Compensation Committee to issue such awards. In addition, a failure to obtain stockholder approval will not affect the minor changes to the language of the performance goals approved by our Board of Directors on May 19, 2009.

Plan Benefits

Because this Proposal relates only to the re-approval of the material terms of the performance goals in the Incentive Plan, approval of the Proposal by the stockholders will not result in any new benefits being provided to our executive officers. The Compensation Committee will use its discretion in selecting the participants under our Incentive Plan and the particular performance goals applicable to those participants. Therefore, it is not possible to predict the awards that will be made to particular individuals in the future under our Incentive Plan.

Summary of the Incentive Plan

The principal provisions of the Incentive Plan are summarized under “Proposal No. 3 — Approval of Amendment to Increase Shares Available Under our Incentive Plan” beginning on page 42 of this proxy statement. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix A of this proxy statement in a form marked to show the changes proposed in connection with Proposal No. 3.

Recommendation of the Board

Our Board of Directors unanimously recommends a vote “for” the re-approval of the material terms of the performance goals under our Incentive Plan.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO INCREASE THE

NUMBER OF SHARES AVAILABLE UNDER OUR INCENTIVE PLAN

Introduction

Awards based on our Common Stock are a major part of long-term compensation for our key employees and non-employee directors. As noted in the “Compensation Discussion and Analysis” beginning on page 13, for many years we have recognized that structuring long-term equity incentive awards to executives helps to align their financial interests with the interests of our stockholders. Our Incentive Plan affords our Compensation Committee flexibility to determine the type of compensatory awards that provide appropriate incentives and encourage stock ownership among key employees and non-employee directors. In order to ensure that shares of our Common Stock continue to be available for use by the Compensation Committee in making awards in the form of stock options, restricted stock, stock units and other stock-based awards, our Board of Directors has, subject to stockholder approval at the Annual Meeting, amended the Incentive Plan to increase the number of shares of Common Stock that may be granted under our Incentive Plan. We refer to this amendment as the “2009 Plan Amendment.” Prior to the 2009 Plan Amendment, we have not sought stockholder approval for an increase in the number of shares available under the Incentive Plan since 2000 (when approval was sought and obtained for a predecessor plan).

A summary of the 2009 Plan Amendment and the principal provisions of our Incentive Plan are set forth below. The full text of the Incentive Plan, with the proposed changes highlighted, is annexed to this proxy statement as Appendix A. The following summary is qualified in its entirety by reference to Appendix A. Approval of the 2009 Plan Amendment requires the favorable vote of a majority of the votes cast, provided that the votes cast represent over 50% of our outstanding shares.

We believe our three-year average burn rate (a measure of historical dilution) is well within industry norms. The Company’s burn rate (which, for each of the last three fiscal years, is the number of awards granted—or, in the case of performance awards, awards earned—in such fiscal year, divided by the weighted-average common shares outstanding for such fiscal year) is 0.93%. The burn rate data for our last three fiscal years are as follows:

Fiscal Year Ended March 31,	Time-Vested or Immediately Vested Options Granted	Performance Options Granted	Performance Options Earned	Options Granted (Burn Rate)(1)	Weighted-Average Common Shares Outstanding for Year
2009	192,410	720,500	608,000	800,410	43,879,416
2008	106,148	1,351,000	—	106,148	46,145,219
2007	81,939	68,425	55,403	137,342	49,787,113

Fiscal Year Ended March 31,	Time-Vested or Immediately Vested Full-Value Shares Granted	Performance Full-Value Shares Granted	Performance Full-Value Shares Earned	Full-Value Shares Granted (Burn Rate)(1)	Weighted-Average Common Shares Outstanding for Year
2009	15,000	100,750	100,750	115,750	43,879,416
2008	—	—	—	—	46,145,219
2007	13,478	34,501	11,236	24,714	49,787,113

(1)	For the purpose of this calculation, performance awards (awards that vest subject to the achievement of performance criteria) are deemed granted in the year in which they are earned.

Summary of Changes

As of June 15, 2009, there were 3,615,077 shares of Common Stock subject to outstanding awards and an additional 409,916 shares (which includes shares forfeited by Mr. Dendle upon his resignation from the Company effective June 12, 2009 – see “Grants to New Named Executive Officer” on page 19 of this proxy statement) of Common Stock available for future awards under the Incentive Plan. Of the shares of Common Stock subject to outstanding awards, 3,443,502 are stock options, and 171,575 are either restricted stock or RSUs. The weighted average remaining term of our currently outstanding options is 4.69 years, and the weighted average exercise price is $23.55. Equity awards play a significant role in our compensation practice, and we do not believe the number of shares remaining is sufficient to meet the Company’s projected needs in fiscal 2011 or future years.

The 2009 Plan Amendment, as adopted by our Board of Directors on May 19, 2009, increases the total number of shares of our Common Stock that may be issued under the Incentive Plan by 3,000,000. Based on information as of the record date for the Annual Meeting, after giving effect to the amendment, there will remain available for award under the Incentive Plan a total of 3,409,916 shares of Common Stock. If the stockholders do not approve the 2009 Plan Amendment, the Incentive Plan will remain in effect. However, future awards would be limited to the shares remaining from the previously authorized shares for issuance under the Incentive Plan, and we would be severely restricted in the equity awards that we could make to key employees and non-employee directors.

In addition to increasing the number of shares under the Incentive Plan, the 2009 Plan Amendment also makes certain other related changes to the Incentive Plan. In particular, the following changes to the Incentive Plan will take effect if the 2009 Plan Amendment is approved by the stockholders:

•	A new sublimit will be added to the Incentive Plan under which no more than 1,000,000 shares of Common Stock will be available for the issuance of stock awards that are not option awards or SARs;

•	the “net share counting” provision will be modified so that shares that are used to pay the exercise price of an award or to pay taxes will not be added back to the authorized share pool;

•	the requirement that a three-year restriction period be imposed on stock awards will be eliminated for up to 150,000 shares of Common Stock; and

•	the types of events for which the Compensation Committee is authorized to provide for accelerated vesting of stock awards and performance awards will be restricted.

Except for the increase in the number of shares under the Incentive Plan, none of the changes proposed by the 2009 Plan Amendment are of a nature that requires stockholder approval under the terms of the Incentive Plan or the rules of the NYSE.

Plan Benefits

If the 2009 Plan Amendment is adopted, there will be additional shares available under the Incentive Plan for award to key employees and non-employee directors; however, the benefits to be received by participants cannot be determined at this time because grants are at the discretion of our Compensation Committee. None of the additional shares authorized by the 2009 Plan Amendment have been awarded to any of the directors or employees, and no commitment has been made to award any such shares. The Compensation Committee has authority to authorize future awards under the Incentive Plan from time to time. The value of any future equity awards will ultimately depend on the nature and size of the awards, the future price of our Common Stock and the exercise decisions made by the participants, among other factors, and will be subject to such vesting conditions as the Compensation Committee determines from time to time. For further details on the awards granted during the fiscal year ended March 31, 2009, please refer to the executive and director compensation tables beginning on page 25 and 7, respectively, of this proxy statement.

In accordance with SEC rules, the following table lists all options granted to the individuals and groups indicated below since the adoption of the Incentive Plan in 2004. The option awards listed below are included, for the applicable periods, in the executive and director compensation tables beginning on page 25 and 7, respectively, of this proxy statement and are not additional awards. On June 10, 2009, the closing price of Eagle Materials Inc. common stock on the NYSE was $23.84 per share.

Persons or Groups of Persons(1)	Options
Steven R. Rowley, President and Chief Executive Officer	852,110
David B. Powers, Executive Vice President — Gypsum	196,662
James H. Graass, Executive Vice President, General Counsel and Secretary	208,496
Gerald J. Essl, Executive Vice President — Cement/Aggregates and Concrete	176,434
All current executive officers as a group(2)	1,494,428	(3)
All current directors who are not executive officers as a group	357,788
Nominees for election as a director	111,222
Each associate of any such director, executive officer or nominees	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All current employees, including all current officers who are not executive officers as a group	985,197

(1)	Excludes Mark V. Dendle, who resigned, and Arthur R. Zunker, Jr., who retired.

(2)	Includes the four executives listed above, plus one other individual.

(3)	Of this total, 866,000 are unvested stock options granted in fiscal 2008 that are subject to performance criteria. See “Fiscal 2008 Program” on page 19 of this proxy statement.

Summary of the Incentive Plan

The principal provisions of the Incentive Plan, as proposed to be amended by the 2009 Plan Amendment, are summarized below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix A to this proxy statement in a form marked to show proposed changes.

Eligible Class

Persons eligible to be considered for awards under the Incentive Plan are our directors and all employees of the Company and certain of our subsidiaries and joint ventures who hold positions of responsibility and whose performance, in the judgment of the Compensation Committee, can have a significant effect on ourselves and the success of our affiliates.

Shares Available for Awards

There shall be available for awards under this Incentive Plan, granted or payable wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock), an aggregate of 3,000,000 shares of Common Stock, plus (1) the number of shares of Common Stock that are the subject of awards as of the date of the Annual Meeting, and (2) the number of shares of Common Stock remaining available for grant under the Incentive Plan as of the date of the Annual Meeting. No more than 1,000,000 shares of Common Stock are available for issuance pursuant to stock awards that are not option awards or SARs. Each grant of an option award or SAR will reduce the number of shares of Common Stock available for issuance under the Incentive Plan by the full number of shares underlying the grant.

Shares subject to awards that are forfeited or terminated, expire unexercised, settled in cash in lieu of shares, exchanged for other awards that do not involve shares or are otherwise settled in a manner such that all the shares covered are not issued, again become available for future awards. However, shares subject to an option or SAR that is exercised or settled are not available for future awards even if not issued in connection with such exercise or settlement. If, as the result of a merger or other acquisition, shares are delivered in settlement, assumption or substitution of awards granted by another entity, the number of shares available under the Incentive Plan is not thereby reduced.

In the event of any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, or distribution to shareholders (including cash dividends that the Compensation Committee determines are not in the ordinary course of business, but excluding normal cash dividends or dividends payable in shares of our capital stock), our Board of Directors may make appropriate and proportionate adjustments to (i) the number of shares available under the Incentive Plan; (ii) the number of shares under the Incentive Plan that have been reserved for specific types of awards; (iii) the number of shares covered by outstanding awards; (iv) the grant price or other price in respect of such awards; (v) the appropriate fair market value or other price determinations for such awards; and (vi) the limitations on stock-based awards. Except in the case of the corporate transactions described above, option awards and SARs may not be repurchased, exchanged or amended to reduce the exercise price without stockholder approval.

The annual grant limits for employees and non-employee directors are described below.

Administration

The Compensation Committee has been designated by our Board of Directors to administer all awards under the Incentive Plan. The Compensation Committee has the discretion to determine the employees and directors who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to certain limitations set forth in the Incentive Plan. In addition, the Compensation Committee has full and final authority to interpret the Incentive Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Incentive Plan.

Except with regard to certain matters related to performance-based compensation, the Compensation Committee may delegate to our Chief Executive Officer, other senior officers or to another committee of the Board of Directors its duties under the Incentive Plan, including its authority to grant awards, pursuant to such conditions or limitations as the Compensation Committee may establish. Further, the Compensation Committee may engage or authorize engagement of a third party administrator to carry out administrative functions under the Incentive Plan.

Subject to certain restrictions contained in the Incentive Plan, including certain stockholder approval requirements, the Compensation Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to, by the recipient of the award.

Employee Awards

At the discretion of the Compensation Committee, employees may be granted awards under the Incentive Plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem. For more information regarding the annual incentive programs approved by the Compensation Committee in fiscal 2009 under the Incentive Plan, see “Compensation Discussion and Analysis—Elements of Executive Compensation” beginning on page 16.

Options. The Incentive Plan provides for the granting of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options to employees.

A stock option is a right to purchase a specified number of shares of our Common Stock at a specified grant price. All stock options granted under the Incentive Plan must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant and a term of no more than ten years. The fair market value of our Common Stock will be the average of the highest and lowest sales price per share of Common Stock as reported by the NYSE or the applicable national securities exchange as of the date on which the value is to be determined. The terms, conditions and limitations applicable to any options awarded to participants pursuant to the Incentive Plan, including the grant price, the term of the options, the number of shares subject to the option and the date or dates upon which they become exercisable, shall be determined by the Compensation Committee. However, stock options may not include provisions that “reload” the option upon exercise.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Compensation Committee and elected by the participant, the optionee may purchase such shares by tendering Common Stock or surrendering another award.

Stock Appreciation Rights. The Incentive Plan also provides for the granting of stock appreciation rights or “SARs” to employees. A SAR is a right to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. The exercise period for a SAR shall extend no more than ten years after the date of grant. The terms, conditions and limitations applicable to any SARs awarded pursuant to the Incentive Plan, including the grant price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Compensation Committee.

Stock Awards. The Incentive Plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee. However, any stock award granted to an employee that is not a performance award must have a minimum restriction period of three years from the date of grant, except that (1) up to 150,000 shares of Common Stock are available for issuance as stock awards with a restriction period of less than three years but not less than one year, (2) the Compensation Committee may provide for earlier vesting upon the occurrence of a change in control or other events involving the Company as set forth in the applicable award agreement or upon the employee’s termination of employment due to death, disability or retirement, (3) stock awards granted in lieu of salary or bonus need not be subject to such three-year requirement, and (4) vesting of a stock award may occur incrementally over the three-year minimum restricted period. At the discretion of the Compensation Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards. The Incentive Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Incentive Plan will be determined by the Compensation Committee.

Performance Awards. At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals.

The terms, conditions and limitations applicable to any performance award will be decided by the Compensation Committee. However, any performance stock award granted to an employee must have a minimum restriction period of one year from the date of grant, except that the Compensation Committee may provide for earlier vesting upon the occurrence of a change in control or other events involving the Company as set forth in the applicable award agreement or upon the employee’s termination of employment due to death, disability or retirement.

At the discretion of the Compensation Committee, certain awards under the Incentive Plan will be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. Assuming the approval of Proposal No. 2 by the stockholders of the Company, the Incentive Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation. See “Proposal No. 2: Re-approval of Material Terms of Performance Goals under the Incentive Plan” beginning on page 39 of this proxy statement.

In making qualified awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units, or to the Company as a whole: stock price measures (including, but not limited to, growth measures and total shareholder return); earnings per share (actual or targeted growth); EBITDA; economic value added; net income measures (including, but not limited to, income after capital costs and income before or after taxes); operating income; cash flow measures; return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, and return on average equity); operating measures (including, but not limited to, sales volumes, production volumes and production efficiencies); expense measures (including, but not limited to, overhead costs and general and administrative expenses); margins and corporate values measures (including, but not limited to, ethics compliance, environmental, and safety). Goals may also be based on performance relative to a peer group of companies. These criteria are described in more detail under “Proposal No. 2: Re-approval of Material Terms of Performance Goals under the Incentive Plan” beginning on page 39 of this proxy statement.

Employee Award Limitations. Under the Incentive Plan, no employee may be granted during any fiscal year:

•	options and/or SARs covering more than 600,000 shares of Common Stock;

•	stock awards covering more than 300,000 shares of Common Stock; or

•	cash awards (including performance awards) in respect of any fiscal year having a value determined on the grant date in excess of $3,000,000.

Non-Employee Director Awards

At the discretion of the Compensation Committee, non-employee directors may be granted awards under the Incentive Plan in the form of options or stock awards. Awards to directors may be granted singly, in combination, or in tandem. Non-employee directors may not be granted options covering or relating to more than 75,000 shares of Common Stock, or stock awards covering or relating to more than 45,000 shares of Common Stock, during any fiscal year.

Change in Control under Incentive Plan

The Incentive Plan does not address the disposition of equity awards upon the occurrence of a change of control of the Company. However, the practice of the Compensation Committee has been to include in the applicable award agreement accelerated vesting of equity awards upon the occurrence of a change of control of the Company. See “Change of Control Benefits” on page 23 of this proxy statement.

Non-US Participants

The Incentive Plan allows the Compensation Committee to grant awards to persons outside the United States under appropriate terms and conditions for the applicable foreign jurisdiction.

Deferred Payments

At the discretion of the Compensation Committee, amounts payable in respect of awards granted under the Incentive Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification and Termination

Our Board of Directors may amend, modify, suspend or terminate the Incentive Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, (1) no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant shall be made without the consent of such participant and (2) no amendment or alteration shall be effective prior to approval by the stockholders if such approval is required by law or the requirements of the NYSE.

Term

No award shall be made after January 7, 2014.

Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Incentive Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

Stock Options and Stock Appreciation Rights. Some of the stock options issuable under the Incentive Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the Incentive Plan may be non-qualified stock options. The Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding periods expire). Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than by reason of death or disability) cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

Cash Awards; Stock Awards. Generally, the recipient of a cash award will recognize ordinary compensation income at the time the payment is received or, if earlier, at the time such cash is otherwise made available to the employee to draw upon it. The Company will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.

Federal income tax consequences with respect to stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of a stock award is actually issued to a participant but is subject to a “substantial risk of forfeiture”, for example, if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant, a taxable event occurs only when the substantial risk of forfeiture ceases. When the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant’s cost for such stock (if any), and the same amount is then deductible by the Company as compensation. If the restrictions with respect to the stock award, by their nature, do not subject the participant to a substantial risk of forfeiture of the stock, then the participant will realize ordinary income at the time of grant to the extent of the excess of the fair market value of the stock over the participant’s cost (if any). The same amount is then deductible by the Company. If no stock is actually issued to the participant at the time the stock award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost (if any). The same amount is then deductible by the Company.

An employee (but not a non-employee director) will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a performance award, stock award or stock unit award. An employee will be subject to withholding for Social Security and Medicare at the time that the award becomes vested (whether or not shares or cash are distributed). Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the Common Stock received will equal the amount recognized as compensation income under the rules described in the preceding paragraph, and the holding period in such shares will commence on the date income is so recognized.

Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes certain equity-based incentive programs, including performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are in all events to be paid at the time the award vests or shortly thereafter. Likewise, Section 409A does not apply to restricted stock or stock options whose exercise price is equal to the fair market value of the optioned shares (determined as of the date of grant). Awards made pursuant to the Incentive Plan are designed to comply with the requirements of Section 409A to the extent such awards are not otherwise exempt from coverage. However, if the Incentive Plan (or an award thereunder) fails to comply with Section 409A, a participant could be subject to the additional taxes and interest.

Subject to the discussion below under “Limitations on Tax Deductibility of Compensation,” we or our affiliates will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

General. A participant’s tax basis in shares purchased or awarded under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant in connection with the transfer of the shares. The participant’s holding period for the shares begins immediately after ordinary income is recognized with respect to the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Limitations on Tax Deductibility of Compensation. In order for the amounts described above to be deductible by the Company or its affiliates, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The Company or its affiliates’ ability to obtain a deduction for future payments under the Incentive Plan could be limited by Section 280G of the Internal Revenue Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible.

Our and our affiliates’ ability to deduct for amounts paid under the Incentive Plan also could be affected by Section 162(m) of the Internal Revenue Code. Section 162(m) provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Compensation Committee believes that compensation to its executives should involve a direct and substantial link with financial measures that affect shareholder values. This generally permits the Compensation Committee to structure grants and awards made under the Incentive Plan to “covered employees” as performance-based compensation that is exempt from Section 162(m). However, the Compensation Committee may award compensation that is or may become non-deductible when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Recommendation of the Board

Our Board of Directors unanimously recommends a vote “for” the approval of the 2009 Plan Amendment. If the requisite vote of our stockholders is not obtained, our Compensation Committee may continue to make awards out of the Incentive Plan, but only to the extent of available shares.

Equity Compensation Plan Information

The following table shows the number of outstanding options and shares available for future issuance of options under the Company’s equity compensation plans as of March 31, 2009. Our equity compensation plans have been approved by the Company’s stockholders.

Plan Category	Incentive Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining for future issuance under equity compensation plans excluding securities reflected in column (a) (c)
Equity compensation plans approved by stockholders	2004	3,568,431	$33.31	299,687
Equity compensation plans not approved by stockholders		—	—	—

		3,568,431	$33.31	299,687

PROPOSAL NO. 4: APPROVAL OF EXPECTED APPOINTMENT OF INDEPENDENT AUDITORS

General

Ernst & Young acted as our independent auditors to audit our books and records for fiscal year 2009, and the Audit Committee expects to appoint Ernst & Young as our independent auditors for fiscal year 2010 if its proposal for audit services is satisfactory.

We believe the approval of this expected appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not support the expected appointment, our Audit Committee will consider that fact when determining whether or not to retain Ernst & Young, but still may elect to retain them. Even if the expected appointment is approved, the Audit Committee, in its discretion, may elect not to proceed with the appointment. Once it has appointed an auditor, our Audit Committee may elect to change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.

Recommendation of the Board

Our board unanimously recommends a vote “for” the approval of the expected appointment of Ernst & Young as the Company’s auditors for the fiscal year ending March 31, 2010.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

Our Board of Directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or directing a written request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, (214) 432-2000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Next year’s annual meeting of stockholders is scheduled to be held on August 5, 2010. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 26, 2010.

For any proposal that is not submitted for inclusion in our proxy material for the 2010 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before May 7, 2010, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2010 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 6, 2010 and ending May 7, 2010, and must contain the information specified by and otherwise comply with our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive office.

FORM 10-K

Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, (214) 432-2000.

By Order of the Board of Directors

JAMES H. GRAASS Executive Vice President, General Counsel and Secretary

Dallas, Texas

June 26, 2009

Appendix A

EAGLE MATERIALS INC.

INCENTIVE PLAN

(As Amended and Restated as of May 19, 2009)

1. Plan. This Eagle Materials Inc. Incentive Plan (the “Plan”) constitutes an amendment and restatement in its entirety of the Centex Construction Products, Inc. Incentive Plan originally effective January 8, 2004, as thereafter amended (“Existing Plan”).

2. Objectives. The purpose of this Plan is to further the interests of the Corporation and its shareholders by providing incentives in the form of Awards to key Employees and Nonemployee Directors who can contribute materially to the success and profitability of the Corporation and its Affiliates. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Corporation parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Corporation’s continued success and progress. This Plan will also enable the Corporation and its Affiliates to attract and retain such Employees and Nonemployee Directors.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means a Subsidiary or Joint Venture.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the independent Compensation Committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of Eagle Materials Inc.

“Corporation” means Eagle Materials Inc., a Delaware corporation, or any successor thereto.

“Director” means an individual who is a member of the Board.

“Director Award” means any Nonqualified Options or Stock Award granted, whether singly, in combination or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Disability” means a disability that renders the Participant unable to engage in any occupation in accordance with the terms of the Long Term Disability Plan of Eagle Materials Inc.

“Dividend Equivalents” means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Corporation or any of its Affiliates and an individual who has agreed to become an Employee of the Corporation or any of its Affiliates and actually becomes such an Employee within the following six months.

“Employee Award” means any Option, SAR, Stock Award, Cash Award, or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Director” means an individual serving as a member of the Board who is an Employee of the Corporation or any of its Affiliates.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if Common Stock is listed or admitted to trading on the New York Stock Exchange, then the mean between the highest and lowest sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings or a similar report selected by the Committee on that date, or if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not listed on the New York Stock Exchange but are listed on a securities exchange other than the New York Stock Exchange, then the mean between the highest and lowest sales price per share of Common Stock as reported on the date in question on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading, or (iii) if shares of Common Stock are not listed on a securities exchange, (A) the most recent value determined by an independent appraiser appointed by the Corporation for such purpose or (B) if applicable, the price per share of Common Stock as determined in accordance with the procedures of a third party administrator retained by the Corporation to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award. With respect to an Award of an Option or SAR, the Grant Price shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Award is granted.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Joint Venture” means any joint venture or partnership in which the Corporation has at least 50% ownership, voting, capital or profit interests (in whatever form) and which is a subsidiary of the Corporation within the meaning of the Securities Act of 1933, as amended.

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Affiliates.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Nonemployee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Section 409A” shall mean Section 409A of the Code and related U.S. Department of Treasury regulations and pronouncements

“Shareholder Effective Date” shall mean the date of the first shareholder’s meeting that occurs in the Corporation’s fiscal year beginning on April 1, 2009.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash, Common Stock or a combination of cash and Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award, other than Options or SARs, in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Committee) granted to either an Employee or a Nonemployee Director.

“Subsidiary” means any corporation, partnership, limited liability company or other business venture or entity of which the Corporation directly or indirectly owns 50% or more of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award by the Committee to an officer or employee of such an entity).

4. Eligibility.

(a)	Employees. Employees eligible for the grant of Employee Awards under this Plan are those Employee Directors and Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Corporation and its Affiliates.

(b)	Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 16 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of ~~4,484,634 shares of Common Stock as of the close of business on April 11, 2006. This number of shares of Common Stock represents the number of shares of Common Stock originally approved by the shareholders on January 8, 2004 (1,685,954 less the number of shares issued pursuant to outstanding Awards after the date of Board approval of the Plan and before shareholder approval of the Plan), as adjusted to reflect: (i) the special cash dividend of $6.00 per share paid on January 30, 2004; (ii) the 3-for-1 stock split in the form of a stock dividend paid on February 25, 2006; and (iii) the number of shares issued on or after January 8, 2004 through April 11, 2006 under the terms of any Awards made under the Plan or Prior Plans~~3,000,000 shares of Common Stock plus (i) the number of shares of Common Stock that are the subject of Awards outstanding on the Shareholder Effective Date and (ii) the number of shares of Common Stock that remain available for Award under the Existing Plan on the Shareholder Effective Date. All of the shares authorized for issuance may be issued pursuant to Incentive Options, Nonqualified Stock Options or any combination thereof. ~~All~~No more than 1,000,000 shares of Common Stock are available for issuance pursuant to Stock Awards (including Stock Awards that are granted as Performance Awards).

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or otherwise in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate plan maximum or any sublimit set forth above and shall again immediately become available for Awards hereunder. ~~If the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding~~Notwithstanding the foregoing, in connection with the granting of Options and SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or SAR is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, ~~only the~~even if the actual number of shares of Common Stock ~~issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum~~delivered in settlement of the SARs is less than the full number of SARs exercised. Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Common Stock available for ~~delivery under the Plan or any sublimit set forth above.~~issuance under this Plan. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. ~~The Committee may from time to time adopt and observe such rules and procedures concerning~~

~~the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.~~ The Board and the appropriate officers of the Corporation are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a)	This Plan shall be administered by the Committee except as otherwise provided herein.

(b)	Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. ~~The~~To the extent not inconsistent with the other provisions of the Plan, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. ~~Notwithstanding anything herein to the contrary, without the prior approval of the Corporation’s stockholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Option~~Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. The Committee may make an Award to an individual who it expects to become an Employee of the Corporation or any of its Affiliates within the next six months, with such award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c)	No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. Except with respect to matters under Section 162(m) that are required to be determined or established by the Committee to qualify Awards to Executive Officers as qualified “performance-based compensation,” the Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation or to any other committee of the Board its duties and its authority to grant Awards under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Awards.

(a)

The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Corporation. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of (subject to paragraph 14), or as alternatives to, grants or rights under this

Plan or any other plan of the Corporation or any of its Affiliates, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates, as referenced in clause (v) below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Award Agreement or as otherwise specified by the Committee.

(i)	Option. An Employee Award or Director Award may be in the form of an Option; provided that Options granted as Director Awards are not Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of Common Stock subject to such Option on the Grant Date. Notwithstanding anything contrary contained in this Plan, in no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Participants pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)	Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award granted as an Employee Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Committee may provide for earlier vesting ~~upon the occurrence of certain events as set forth in the applicable Award Agreement or as otherwise specified by the Committee~~following a change in control or other specified events involving the Corporation or upon a Participant’s termination of employment by reason of death, disability or retirement, (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period; provided, that up to 150,000 shares of Common Stock shall be available for issuance as Stock Awards having a time-based Restriction Period of less than three years but not less than one year.

(iv)	Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v)	Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting ~~upon the occurrence of certain events as set forth in the applicable Award Agreement or as otherwise specified by the Committee~~following a change in control or other specified events involving the Corporation or upon a Participant’s termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A)	Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B)	Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions, or sectors of the Corporation, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: Stock price measures (including but not limited to growth measures and total shareholder return); Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA”); Net income measures (including but not limited to income after capital costs and income before or after taxes); Operating income; Cash flow measures; Return measures (including but not limited to return on average assets, risk-adjusted return on capital, and return on average equity); Operating measures (including but not limited to sales volumes, production volumes and production efficiency); Expense measures (including but not limited to overhead cost and general and administrative expense); Margins; and corporate values measures (including but not limited to ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b)	Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i)	no Participant may be granted, during any fiscal year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 600,000 shares of Common Stock;

(ii)	no Participant may be granted, during any fiscal year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above and (c)(i) and (ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii)	no Participant may be granted Employee Awards under this Plan consisting of cash (including Awards that are granted as Performance Awards) in respect of any fiscal year having a value determined on the Grant Date in excess of $3,000,000.

(c)	Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:

(i)	no Participant may be granted, during any fiscal year, Director Awards consisting of Options that are exercisable for more than 75,000 shares of Common Stock and

(ii)	no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards covering or relating to more than 45,000 shares of Common Stock.

(d)	Prior to the effective date of this amendment and restatement, certain awards on shares of Common Stock (the “Prior Awards”) had been granted under the Prior Plans as in effect from time to time. As of the effective date of the Existing Plan, each Prior Award continued to be outstanding and the shares of Common Stock that are the subject of such Prior Awards shall be subject to adjustment in accordance with Section 16 and to the other provisions of the Plan.

9. Change in Control under Prior Plans. Unless otherwise expressly provided in the applicable award agreement, the change in control provisions under the Prior Plans shall govern the awards previously granted thereunder.

10. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

11. Payment of Awards.

(a)	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)	Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Corporation in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c)	Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

(d)	Substitution of Awards. Subject to paragraphs 6(b), 14 and 16, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

12. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

13. Taxes. The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law, on either a short term or demand basis, from the Corporation to a Participant who is an Employee to permit the payment of taxes required by law.

14. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s Common Stock is listed.

15. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 15 shall be null and void.

16. Adjustments.

(a)	The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and available for issuance pursuant to specific types of Awards as described in paragraph 5, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including special cash dividends but not normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

17. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Corporation to administer the Plan. The Corporation shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

20. Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

21. Section 409A.

(a)	This Plan is intended to comply with Section 409A and ambiguous provisions, if any, shall be construed to provide that the Awards are compliant with or exempt from the application of Section 409A, as appropriate. This Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. The Corporation shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

(b)	Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Corporation determines, in good faith, that immediate payment of any amounts or benefits would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise excluded under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of Participant’s death.

22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

23. Effectiveness and Term. ~~The Existing Plan was amended and restated in its entirety effective as of July 27, 2004 and further amended effective April 11, 2006 as set forth herein. The Plan is hereby amended and restated effective ________________, 2009. No Award shall be made ten years after January 8, 2004~~This amendment and restatement of the Plan was adopted by the Board as of May 19, 2009, subject to the approval by the shareholders (as required by applicable law and the listing requirements of the New York Stock Exchange) on the Shareholder Effective Date. If the shareholders should fail to approve such amendment and restatement, then the Plan shall continue as in effect prior to this amendment and restatement. Unless terminated earlier by the Board pursuant to Section 14, no awards may be made under the Plan after January 7, 2014.

EAGLE MATERIALS INC. 3811 TURTLE CREEK BLVD. SUITE 1100 DALLAS, TX 75219	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Eagle Materials Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Eagle Materials Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15400-P80839	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EAGLE MATERIALS INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES IN ITEM 1 AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4.	☐	☐	☐

1.	ELECTION OF CLASS III DIRECTORS

Nominees:

	01) F. William Barnett	For	Against	Abstain
02) David W. Quinn

2.	Proposal to re-approve the material terms of the performance goals under our Incentive Plan.	☐	☐	☐

3.	Proposal to approve an amendment to increase the number of shares available for award under our Incentive Plan.	☐	☐	☐

4.	Proposal to approve the expected appointment of Ernst & Young LLP as independent auditors for fiscal year 2010.	☐	☐	☐

5.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M15401-P80839

EAGLE MATERIALS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

August 6, 2009

The undersigned hereby appoints James H. Graass and Steven R. Rowley, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Eagle Materials Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on Thursday, August 6, 2009 at the Sheraton Suites Market Center, 2101 N. Stemmons Freeway, Dallas, Texas 75207, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 5.

By execution of this proxy, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the August 6, 2009 Annual Meeting.

Address Changes/Comments:

(If any Address Changes/Comments are noted above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE